                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [X] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            ALLIANT TECHSYSTEMS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                               ALLIANT TECHSYSTEMS LOGO

                                               Alliant Techsystems Inc.
                                               600 Second Street N.E.
                                               Hopkins, MN 55343-8384

July 3, 1997

Dear Stockholder:

     It is our pleasure to invite you to attend the seventh Annual Meeting of Stockholders of Alliant Techsystems Inc. The meeting will be held at 2:00 p.m. on Tuesday, August 5, 1997, at the Holiday Inn-Minneapolis West, 9970 Wayzata Boulevard, St. Louis Park (suburban Minneapolis), Minnesota.

     The accompanying Notice of Annual Meeting and Proxy Statement describe the proposals to be considered at the meeting. In addition, there will be a report on the Company's business operations, and stockholders will have an opportunity to ask questions.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOUR BOARD OF DIRECTORS REQUESTS THAT YOU PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY IN THE REPLY ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY OF COURSE ATTEND THE MEETING AND VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY. IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THE ADMISSION TICKET REQUEST FORM PRINTED ON THE INSIDE BACK COVER OF THE PROXY STATEMENT.

     Your Board of Directors recommends that you vote FOR all of the Board's nominees for election as directors, FOR approval of the ratification of the selection of independent accountants, FOR approval of the Alliant Techsystems Inc. 1997 Employee Stock Purchase Plan, and AGAINST the stockholder proposal described in the Proxy Statement. The vote of every stockholder is important and your Board of Directors appreciates your support and cooperation.

                                          Sincerely,

                                          RICHARD SCHWARTZ
                                          Richard Schwartz
                                          Chairman of the Board, President
                                            and Chief Executive Officer

                                IMPORTANT NOTICE

ADMISSION TO THE MEETING WILL BE BY TICKET ONLY. IN ORDER TO SECURE AN ADMISSION TICKET, PLEASE COMPLETE AND RETURN THE ADMISSION TICKET REQUEST FORM PRINTED ON THE INSIDE BACK COVER OF THE PROXY STATEMENT.

                               TABLE OF CONTENTS

                                                             PAGE
                                                             ----
Notice of Annual Meeting....................................   i

General Information.........................................   1

Stock Ownership.............................................   3

Election of Directors (Proposal No. 1)......................   6

Executive Compensation......................................  12

Ratification of Selection of Independent Accountants
  (Proposal No. 2)..........................................  25

Approval of Alliant Techsystems Inc. 1997 Employee Stock
  Purchase Plan (Proposal No. 3)............................  26

Stockholder Proposal (Proposal No. 4).......................  29

Additional Information......................................  30

Appendix A.................................................. A-1

Appendix B.................................................. B-1

                               IMPORTANT REMINDER

     If you receive more than one proxy, and all of the proxies are accompanied by return envelopes addressed to the same addressee, you may return all of your proxies in the same envelope.

     HOWEVER, IF ANY OF THE PROXIES YOU RECEIVE ARE ACCOMPANIED BY RETURN ENVELOPES ADDRESSED TO DIFFERENT ADDRESSEES, BE SURE TO RETURN EACH PROXY IN THE ENVELOPE THAT ACCOMPANIED IT.

                                               ALLIANT TECHSYSTEMS LOGO

                            ALLIANT TECHSYSTEMS INC.
                             600 SECOND STREET N.E.
                             HOPKINS, MN 55343-8384

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 5, 1997
--------------------------------------------------------------------------------

     The Annual Meeting of Stockholders (the "Annual Meeting") of Alliant Techsystems Inc. (the "Company") will be held on Tuesday, August 5, 1997, at 2:00 p.m., local time, at the Holiday Inn-Minneapolis West, 9970 Wayzata Boulevard, St. Louis Park (suburban Minneapolis), Minnesota, for the following purposes:

     1) To elect ten directors;

     2) To ratify the selection of Deloitte & Touche as independent accountants for the fiscal year ending March 31, 1998;

     3) To approve the Alliant Techsystems Inc. 1997 Employee Stock Purchase
        Plan;

     4) To consider and act upon a stockholder proposal described in the accompanying Proxy Statement, if such proposal is presented at the meeting; and

     5) To consider and act upon any other business that may properly come before the Annual Meeting.

     Only stockholders of record at the close of business on June 9, 1997, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours, for ten days prior to the Annual Meeting at the office of the undersigned at the address of the Company.

     IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THE ADMISSION TICKET REQUEST FORM PRINTED ON THE INSIDE BACK COVER OF THE ACCOMPANYING PROXY STATEMENT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. ACCORDINGLY, YOU ARE ENCOURAGED TO SIGN, DATE, AND RETURN THE ENCLOSED WHITE PROXY AS SOON AS POSSIBLE IN THE REPLY ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          CHARLES H. GAUCK
                                          Charles H. Gauck, Secretary

July 3, 1997

                            ALLIANT TECHSYSTEMS INC.
                             600 SECOND STREET N.E.
                             HOPKINS, MN 55343-8384

--------------------------------------------------------------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 5, 1997
--------------------------------------------------------------------------------

                              GENERAL INFORMATION

                      TIME AND PLACE OF THE ANNUAL MEETING

     These proxy materials, which are first being mailed to stockholders on or about July 3, 1997, are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of Alliant Techsystems Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Holiday Inn-Minneapolis West, 9970 Wayzata Boulevard, St. Louis Park (suburban Minneapolis), Minnesota, at 2:00 p.m., local time, on Tuesday, August 5, 1997, and all adjournments or postponements thereof (the "Annual Meeting"). The executive offices of the Company are located at 600 Second Street N.E., Hopkins, Minnesota 55343-8384.

                         PURPOSE OF THE ANNUAL MEETING

     The purpose of the Annual Meeting is to consider and vote upon (i) the election of ten directors; (ii) the ratification of the selection of Deloitte & Touche as independent accountants for the fiscal year ending March 31, 1998;
(iii) the approval of the Alliant Techsystems Inc. 1997 Employee Stock Purchase Plan; (iv) the stockholder proposal described later in this Proxy Statement; and
(v) such other business as may properly come before the Annual Meeting.

                           VOTING AND RELATED MATTERS

     Only stockholders of record as of the close of business on June 9, 1997, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting, each stockholder being entitled to one vote for each share of the Company's Common Stock, par value $.01 per share ("Common Stock"), owned of record on such date. As of the record date, 12,978,577 shares of Common Stock (excluding 885,036 treasury shares) were outstanding.

     At the Annual Meeting (at which a quorum must be present), (i) the ten nominees for election as directors who receive the largest number of votes FOR, as cast by holders of shares of Common Stock represented and entitled to vote at the Annual Meeting, will be elected directors, and (ii) the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting will be required to approve (a) the ratification of the selection of independent accountants, (b) the Alliant Techsystems Inc. 1997 Employee Stock Purchase Plan, (c) the stockholder proposal referred to above, and (d) any other matter that may properly come before the Annual Meeting. Shares of Common Stock held by a stockholder who withholds authority to vote on the election of directors, and/or abstains from voting on any other proposal will be considered represented at the Annual Meeting for purposes of determining a quorum. An abstention will also be considered represented at the Annual Meeting for purposes of determining the vote required to approve any proposal, except the election of directors. An abstention is, in effect, a negative vote. In the election of directors, votes withheld as to a nominee will have the effect of reducing the number of votes cast for that nominee. Broker non-votes (i.e., shares not voted on a specific proposal by record holders due to the absence of specific voting instructions from the beneficial owners of the shares) will be considered represented at the Annual Meeting for purposes of determining a quorum, inasmuch as such shares will have been voted on at least one other proposal. Broker non-votes will not, however, be considered represented at the Annual Meeting for purposes of determining the vote required to approve the specific proposal to which the broker non-votes relate.

     Shares of Common Stock represented by a proxy in the accompanying form which is properly executed and returned will be voted at the Annual Meeting in accordance with the stockholder's instructions contained in such proxy. Stockholders are encouraged to specify the way they wish to vote their shares by marking the appropriate boxes on the accompanying proxy. In the absence of contrary instructions, shares represented by a proxy that is properly executed and returned will be voted FOR the Board's nominees for election as directors (Proposal No. 1), FOR approval of ratification of the selection of independent accountants (Proposal No. 2), FOR approval of the Alliant Techsystems Inc. 1997 Employee Stock Purchase Plan (Proposal No. 3), AGAINST the stockholder proposal (Proposal No. 4), and in the best judgment of the persons named as proxies in the accompanying proxy on any other matters which may properly come before the Annual Meeting.

     The Board does not intend to present any matters for a vote at the Annual Meeting other than the proposals described in this Proxy Statement. The persons named as proxies in the accompanying proxy will, however, have discretionary voting authority regarding any other business that may properly come before the Annual Meeting.

     Any stockholder has the power to revoke a proxy at any time before the shares represented thereby are voted, either by executing and delivering to the Company, attention of the Secretary, a subsequently dated proxy or a written revocation of such proxy, or by attendance at the Annual Meeting and voting such shares in person. Attendance at the Annual Meeting does not alone revoke a proxy.

     The accompanying form of proxy (if bearing a blue stripe) will also serve as a voting instruction by participants in the Company's 401(k) plans as to how they wish the trustee to vote shares of Common Stock allocated to their accounts under the plans. The trustee will vote such allocated shares as directed by participants. The plan documents provide that the trustee will vote unallocated shares and shares for which no participant direction is received in the same manner and proportion as it votes shares for which the trustee receives directions from participants in the plans.

                            SOLICITATION OF PROXIES

     The expense of preparing, printing, and mailing these proxy materials will be paid by the Company. Proxies are being solicited principally by mail; but proxies may also be solicited personally, by telephone, telegraph and similar means by directors, officers, and regular employees of the Company without additional compensation. In addition, the Company has retained ChaseMellon Shareholder Services to assist in the solicitation of proxies at a fee of $6,500 plus out-of-pocket expenses. The Company will also reimburse brokerage firms and others for their expenses in forwarding proxy solicitation materials to the beneficial owners of Common Stock.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended March 31, 1997 ("fiscal year 1997") has been mailed to all stockholders entitled to vote at the Annual Meeting.

                                STOCK OWNERSHIP

                             PRINCIPAL STOCKHOLDERS

     The Company knows of no person who, as of June 9, 1997, beneficially owned more than five percent of the Common Stock outstanding, except as set forth below:

                                                 AMOUNT AND
             NAME AND ADDRESS                    NATURE OF              PERCENT OF
            OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP          CLASS
            -------------------             --------------------        ----------
Hercules Incorporated......................        3,862,069(1)           29.8%
Hercules Plaza
Wilmington, DE 19894
Iridian Asset Management LLC and
  affiliates...............................        1,124,400(2)            8.7%
  David L. Cohen
  Harold J. Levy
276 Post Road West
Westport, CT 06880
Ryback Management Corporation..............          864,800(3)            6.7%
  Lindner Growth Fund
7711 Carondelet Avenue
Box 16900
St. Louis, MO 63105
FMR Corp. and affiliates...................          796,300(4)            6.1%
  Edward C. Johnson 3d
82 Devonshire Street
Boston, MA 02109
Sasco Capital, Inc.........................          682,800(5)            5.3%
10 Sasco Hill Road
Fairfield, CT 06430
Fidelity Management Trust Company..........          672,793(6)            5.2%
82 Devonshire Street
Boston, MA 02109

---------------
(1) See "ELECTION AND VOTING ARRANGEMENTS" below under Proposal No. 1.

(2) Beneficial ownership of these shares was reported in a Schedule 13G, dated February 3, 1997. The Schedule 13G reported that (a) Iridian Asset Management LLC ("Iridian"), the owner of 1,068,100 shares, is an investment adviser that is 98% owned by LC Capital Management, LLC ("LC Capital"), which in turn is 96% owned by CL Investors, Inc. ("CL Investors"); (b) David
    L. Cohen ("Cohen") and Harold J. Levy ("Levy") each own 50% of CL Investors and 1% of Iridian; (c) Iridian, LC Capital and CL Investors each has sole power to vote and sole power to dispose of the 1,068,100 shares owned by Iridian; (d) Cohen and Levy are employed by Arnhold & S. Bleichroeder Advisers, Inc. ("A&SB"), an investment adviser to First Eagle Fund of America, Inc. ("First Eagle"), the owner of 56,300 shares; (e) Cohen and Levy believe that A&SB has the authority to vote and to dispose of the 56,300 shares owned by First Eagle; (f) Cohen and Levy have shared power to vote and shared power to dispose of the 1,124,400 shares owned by Iridian and First Eagle; and (g) Cohen and Levy disclaim beneficial ownership of the 56,300 shares owned by First Eagle.

(3) Beneficial ownership of these shares was reported in a Schedule 13G, as amended January 27, 1997. The Schedule 13G reported that Ryback Management Corporation (a) beneficially owns 4,800 shares managed by it and has shared voting power and shared dispositive power as to all 4,800 shares; (b) serves as investment adviser for Lindner Growth Fund ("Lindner"), which beneficially owns 860,000 shares held by it; and (c) has sole voting power and sole dispositive power as to all 860,000 shares held by Lindner.

(4) Beneficial ownership of these shares was reported in a Schedule 13G, as amended on February 14, 1997. The Schedule 13G reported that (a) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. ("FMR") and an investment adviser, is the beneficial owner of 686,600 shares as a result of acting as investment adviser to various investment companies (the "Funds"); (b) Edward C. Johnson 3d ("Johnson"), Chairman of FMR, FMR, through its control of Fidelity, and the Funds each has sole power to dispose of the 686,600 shares owned by the Funds; (c) neither Johnson nor FMR has the sole power to vote or direct the voting of the shares owned by the Funds, which power resides with the Funds' Boards of Trustees, which have established written guidelines pursuant to which Fidelity carries out voting of the shares; (d) Fidelity Management Trust Company, a wholly-owned subsidiary of FMR and a bank, is the beneficial owner of 109,300 shares as a result of its serving as investment manager of institutional accounts; (e) Johnson and FMR, through its control of Fidelity Management Trust Company, each has sole dispositive power over 109,300 shares and sole power to vote or direct the voting of 76,900 shares, and no power to vote or direct the voting of 32,400 shares owned by the institutional accounts, and (f) Fidelity International Limited ("FIL"), of which Johnson is Chairman and owns shares with 47.22% of FIL's voting power, is the beneficial owner of 400 shares and has sole power to vote and sole power to dispose of all 400 shares. See note (6) below.

(5) Beneficial ownership of these shares was reported in a Schedule 13G, dated January 30, 1997. The Schedule 13G reported that Sasco Capital, Inc. has sole power to vote 400,800 shares and sole power to dispose of all 682,800 shares.

(6) Fidelity Management Trust Company is the trustee of the Company's 401(k) plans. The trustee has power to dispose of these shares only in connection with the distribution of shares to plan participants and the sale of shares to fund withdrawals by, or loans to, plan participants. The trustee must vote shares allocated to the accounts of plan participants as directed by participants. The trustee must vote unallocated shares and shares for which no participant direction is received in the same manner and proportion as the trustee votes shares for which it receives directions from plan participants. During fiscal year 1997, the Company paid approximately $77,400 to Fidelity Management Trust Company and/or its affiliates as compensation for recordkeeping and trustee services provided by them to the Company's 401(k) plans. See note (4) above.

               DIRECTORS, DIRECTOR NOMINEE AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of Common Stock beneficially owned by the Company's directors, the director nominee, and the current executive officers named in the Summary Compensation Table below, individually, and by all directors (including the director nominee) and executive officers as a group, as of June 9, 1997:

                                                   SHARES          EXERCISABLE         TOTAL
                                                    OWNED             STOCK            SHARES           PERCENT OF
                                                 DIRECTLY OR         OPTION         BENEFICIALLY          SHARES
                  NAME/GROUP                    INDIRECTLY(1)       SHARES(2)          OWNED          OUTSTANDING(3)
                  ----------                    -------------      -----------      ------------      --------------
R. Keith Elliott..............................       3,100(4)         58,000           61,100             --
Thomas L. Gossage.............................       1,600            --                1,600             --
Joel M. Greenblatt............................     163,373(5)         --              163,373(5)             1.2%
Jonathan G. Guss..............................       1,700            --                1,700             --
David E. Jeremiah.............................       1,600            --                1,600             --
Gaynor N. Kelley..............................       2,100(4)         --                2,100             --
Joseph F. Mazzella............................       2,100            --                2,100             --
Daniel L. Nir.................................     163,373(5)         --              163,373(5)             1.2%
Richard Schwartz..............................      51,882           145,000          196,882                1.5%
Vincent J. Corbo..............................      --    (4)         --               --    (4)          --
Peter A. Bukowick.............................       5,328            16,666           21,994             --
Scott S. Meyers...............................       2,570             5,000            7,570             --
Hugo Fruehauf.................................       5,914             6,333           12,247             --
Donald E. Willis..............................       6,658            28,528           35,186             --
Directors, director nominee and executive
  officers as a group.........................     266,850           369,157          636,007                4.8%

---------------
(1) Includes shares of restricted Common Stock subject to the restrictions of the plans referred to below. Includes shares of Common Stock allocated, as of April 30, 1997, to the accounts of executive officers under a Company 401(k) plan. Excludes Units credited to the share accounts of participants in the Company's Deferred Fee Plan for Non-Employee Directors referred to below, which Units are payable solely in cash.

(2) Shares covered by stock options exercisable on June 9, 1997, or within 60 days thereafter.

(3) Percent is less than 1% unless otherwise indicated. Assumes issuance of the 369,157 Exercisable Stock Option Shares.

(4) Excludes 3,862,069 shares beneficially owned by Hercules Incorporated ("Hercules"), of which each of Mr. Elliott and Mr. Corbo is a director and executive officer, and of which Mr. Kelley is a director. In such capacities, Mr. Elliott will, from time to time, but Mr. Corbo and Mr. Kelley will not, determine how to vote and/or whether to dispose of such shares, but each of Messrs. Elliott, Corbo and Kelley disclaims (a) that he is the beneficial owner of such shares, and (b) that he is the beneficial owner of more than 10% of the Company's Common Stock, in each case within the meaning of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), Rule 16a-1(a) promulgated thereunder, or any other applicable rule. See "ELECTION AND VOTING ARRANGEMENTS" below under Proposal No. 1.

(5) Includes 161,773 shares beneficially owned by Gotham Capital III, L.P. ("Gotham III"). This person is a general partner of Gotham III and may be deemed to have shared voting power and shared dispositive power as to the 161,773 shares owned by Gotham III. This person disclaims any beneficial ownership of such shares for purposes of Rule 16a-1(a) promulgated under the Exchange Act, or otherwise, except as to shares representing his pro rata partnership interest in Gotham III.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

                                       GENERAL

     The Company's Certificate of Incorporation provides for a Board consisting of a number of directors, not less than three, as determined from time to time by resolution of the Board. The Board currently consists of nine directors, all of whom were elected by the stockholders at the 1996 annual meeting of stockholders.

                        ELECTION AND VOTING ARRANGEMENTS

     In March 1995, the Company acquired (the "Acquisition") certain assets and operations of the Hercules Aerospace Company division of Hercules ("HAC") pursuant to the terms of a Purchase and Sale Agreement dated as of October 28, 1994 (the "Purchase Agreement"). In connection with the Acquisition, the Company paid Hercules consideration that included 3,862,069 shares of Common Stock. At the closing of the Acquisition, the Company and Hercules entered into a Stockholder's Agreement, which was amended in June 1997 (as amended, the "Stockholder's Agreement"). During the Term (as defined in Appendix A to this Proxy Statement) of the Stockholder's Agreement, to which Gotham III, the successor by merger to Capstay Partners, L.P., is a party for certain purposes, unless otherwise agreed, the Board shall consist of not less than eight nor more than thirteen members, of which: (i) until the Company's 1998 annual meeting of stockholders, four members (or such fewer number as may be agreed to by Gotham
III) and, thereafter, three members (or such fewer number as may be agreed to by Gotham III), shall be designees of Gotham III; (ii) no more than two members shall be employees of the Company or its subsidiaries, one of whom shall be the chief executive officer of the Company; and (iii) until the Company's 1998 annual meeting of stockholders, three members (or such fewer members as may be agreed to by Hercules) and, thereafter, two members (or such fewer members as may be agreed to by Hercules) shall be designees of Hercules. During the Term, the Company shall use its best efforts and shall exercise all authority under applicable law to cause to be elected or appointed, as the case may be: (i) as directors of the Company, a slate of directors consisting of individuals meeting the requirements of the previous sentence; (ii) (a) as chairman of the Executive/Finance Committee of the Board, the Chairman of the Board, (b) as chairman of the Personnel and Compensation Committee of the Board, a designee of Gotham III and (c) as chairman of the Nominating Committee of the Board, a designee of Hercules; and (iii) as members of such Nominating Committee (in addition to the chairman), a designee of Gotham III and a director of the Company that is not a designee of Hercules or Gotham III or an employee of the Company.

     The Gotham III designees on the current Board are Messrs. Greenblatt, Guss (who chairs the Audit Committee), Mazzella (who chairs the Personnel and Compensation Committee) and Nir; and the Hercules designees on the current Board are Messrs. Elliott (who chairs the Nominating Committee) and Gossage. Mr. Corbo, President and Chief Operating Officer of Hercules, has been nominated for election to the Board and, if elected, will serve as a Hercules designee. The only employee director is Mr. Schwartz. The parties to the Stockholder's Agreement have agreed that, at the Company's 1998 annual meeting of stockholders, in order to reduce the number of Gotham III designees to three and the number of Hercules designees to two, the Gotham III designee who will not stand for reelection is Mr. Guss, and the Hercules designee who will not stand for reelection is Mr. Gossage.

     Any director of the Company designated by Hercules will not be entitled to vote in respect of any action taken by the Board or by the Company relating to the Stockholder's Agreement, the Purchase Agreement or any related document (referred to in Appendix A), or any amendment, modification or waiver thereof. In the event that the nominees designated by Hercules are not nominated to serve on the Board as set forth above, other than through the fault of Hercules, the Stockholder's Agreement shall automatically terminate, except for the registration rights discussed in Appendix A.

     During the Term, Hercules and Gotham III will, and will cause their respective controlled affiliates to, vote or act by consent with respect to, all voting securities of the Company beneficially owned by it and its controlled affiliates for the election of the nominees for the Board nominated by the Nominating Committee of the Board, so long as such nominees consist of individuals meeting the requirements described above. The Stockholder's Agreement does not place additional restrictions on Hercules' or its controlled affiliates' or Gotham III's or its controlled affiliates' ability to vote any such voting securities.

     See Appendix A for a description of additional provisions of the Stockholder's Agreement, as amended, and other agreements entered into between the Company and Hercules in connection with the Acquisition.

                                    NOMINEES

     The Board, upon the recommendation of its Nominating Committee, has nominated for election as directors the nominees listed below, all of whom are currently directors, except Mr. Corbo. As noted above, proxies will be voted, unless authority is withheld, FOR the election as directors of the nominees listed below to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified, unless sooner displaced by prior death, resignation, retirement, disqualification or removal from office. If any nominee should become unavailable for election, proxies will be voted, unless authority is withheld, for an alternate or alternates, if any, designated by the Board. The Board has no reason to believe that any nominee will become unavailable for election.

     The following list of nominees includes brief statements setting forth their present principal occupations, business experience, and other information, including directorships in other public companies.

     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF ALL OF THE NOMINEES LISTED BELOW (PROPOSAL NO. 1).

VINCENT J. CORBO       VINCENT J. CORBO, age 54; new nominee.
PHOTO                  Dr. Corbo has been President, Chief Operating Officer and a director of Hercules since February 1997. From 1996 until
                       February 1997, he served as Executive Vice President of
                       Hercules. From 1995 until 1996, he served as Senior Vice
                       President, Technology. From 1993 until 1995, he served as
                       Group Vice President and President, Hercules Food &
                       Functional Products Company, and from 1992 until 1993, he
                       served as Group Vice President and President, Hercules
                       Materials Company. Dr. Corbo serves on the Advisory Board of
                       Georgia Tech College of Sciences, the Advisory Council of
                       the Department of Engineering, Princeton University, and the
                       Engineering College Advisory Council of the University of
                       Delaware.


R. KEITH ELLIOTT       R. KEITH ELLIOTT, age 55; director since March 1995.
PHOTO                  Mr. Elliott, who served as Chairman of the Board of
                       Directors of the Company from March 1995 until January 1997, has been a director of Hercules since 1991, Chairman of the
                       Board since January 1997, and Chief Executive Officer since
                       August 1996. He also served as President of Hercules from
                       October 1995 until February 1997, and as Chief Operating
                       Officer from October 1995 until August 1996. From January
                       1995 until October 1995, he served as Executive Vice
                       President and Chief Financial Officer of Hercules, and from
                       March 1991 until January 1995, he served as Senior Vice
                       President and Chief Financial Officer. Before joining
                       Hercules in 1991, he had been Senior Vice President and
                       Chief Financial Officer of Engelhard Corporation, a producer of catalysts, engineered materials, precious metals and
                       derivative products. He joined Engelhard in 1981. Mr.
                       Elliott is a director of Peco Energy Company and Wilmington
                       Trust Company.

THOMAS L. GOSSAGE      THOMAS L. GOSSAGE, age 63; director since March 1995.
PHOTO                  Mr. Gossage retired from Hercules in January 1997. He served as a director of Hercules from 1989 until his retirement,
                       and as Chairman of the Board from January 1991 until his
                       retirement. He also served as Chief Executive Officer of
                       Hercules from January 1991 until August 1996, and as
                       President of Hercules from June 1992 until October 1995.
                       Prior to June 1992, he had been a Senior Vice President of
                       Hercules since September 1989 and President and Chief
                       Executive Officer of The Aqualon Group, a group of entities wholly-owned by Hercules, since October 1989. Before joining
                       Hercules in 1988 as President of Hercules Specialty
                       Chemicals Company, he had been a Group Vice President at
                       Monsanto Company, a chemical producer. Mr. Gossage is a
                       director of The Dial Corporation and Fluor Corporation.

JOEL M. GREENBLATT     JOEL M. GREENBLATT, age 39; director since August 1994.
PHOTO                  Mr. Greenblatt, who was Chairman of the Board of Directors
                       of the Company from August 1994 until March 1995, has been a managing and general partner of Gotham III, an investment
                       partnership, and its predecessor partnerships since April
                       1985, where he has been responsible for the portfolio
                       management of the partnerships. Mr. Greenblatt has also been the Chairman of St. Lawrence Seaway Corporation, a
                       publicly-owned corporation, since October 1993.

JONATHAN G. GUSS       JONATHAN G. GUSS, age 38; director since August 1994.
PHOTO                  Mr. Guss has been a principal and the president of Active
                       Management Group, Inc. ("AMG"), a firm that provides
                       turnaround management services, since May 1990. Since August
                       1992, Mr. Guss has been a principal and the Chief Executive
                       Officer of EK Management Corp., the general partner of EK
                       Associates, L.P. (also known as Ekco/Glaco Ltd.) ("EK
                       Associates"), a limited partnership engaged in providing
                       goods and services to the baking industry. As President of
                       AMG, Mr. Guss provides management services to EK Associates.
                       Prior thereto, Mr. Guss was a consultant at Booz, Allen &
                       Hamilton, Inc. from September 1985 until May 1990.

DAVID E. JEREMIAH      DAVID E. JEREMIAH, age 63, director since April 1995.
PHOTO                  Admiral Jeremiah, who retired from military service in
                       February 1994 after a 39-year career, is a partner and
                       President of Technology Strategies & Alliances Corporation,
                       a strategic advisory and investment banking firm engaged
                       primarily in the aerospace, defense, telecommunications and electronics industries. Prior to his retirement, he served for four years as Vice Chairman, Joint Chiefs of Staff, and from 1987 until 1990, he was Commander in Chief of the
                       United States Pacific Fleet. Admiral Jeremiah is a director of GEOBIOTICS, Inc., GSE Systems, Inc., Litton Industries,
                       Inc. and Standard Missile Company. He is also a director of the National Committee on U.S.-China Relations and chairman,
                       Systems Group Advisory Committee, Texas Instruments
                       Incorporated. He is a member of ManTech International
                       Advisory Board, Northrop Grumman Corporation (Melbourne
                       Division) Board of Visitors, Jewish Institute for National
                       Security Affairs Board of Advisors, International Council of
                       the George Washington University Elliott School of
                       International Affairs, Defense Policy Board, and National
                       Defense Board.

GAYNOR N. KELLEY       GAYNOR N. KELLEY, age 66; director since March 1995.
PHOTO                  Mr. Kelley retired from The Perkin-Elmer Corporation, a
                       manufacturer of analytical instrumentation and materials
                       coating systems, in September 1995 after a 45-year career.
                       He served as a director of Perkin-Elmer from 1984 until May
                       1996, as Chairman and Chief Executive Officer from December
                       1990 until his retirement, and as President and Chief
                       Executive Officer from 1985 until December 1990. Mr. Kelley is a director of Hercules, Arrow Electronics, Inc. and The
                       Prudential Insurance Company of America.

JOSEPH F. MAZZELLA     JOSEPH F. MAZZELLA, age 44; director since August 1994.
PHOTO                  Mr. Mazzella has been a partner at the law firm of Lane
                       Altman & Owens in Boston, Massachusetts since 1985. Mr.
                       Mazzella joined Lane Altman & Owens as an associate in 1980 and, prior thereto, was an attorney with the Securities and
                       Exchange Commission in Washington, D.C. He also serves as a director of Inforonics, Inc. and Paragon Acquisition
                       Company, Inc.

DANIEL L. NIR PHOTO    DANIEL L. NIR, age 36; director since August 1994.
                       Mr. Nir has been a general partner of Gotham III since
                       January 1989 and a managing partner since January 1991,
                       where he has been responsible for the portfolio management of the partnership. Prior thereto, Mr. Nir was a general
                       partner of Gotham III's predecessor partnerships. Mr. Nir
                       has also been director of St. Lawrence Seaway Corporation
                       since October 1993.

RICHARD SCHWARTZ       RICHARD SCHWARTZ, age 61; director since January 1995.
PHOTO                  Mr. Schwartz has been Chairman of the Board of Directors of the Company since January 1997, and President and Chief
                       Executive Officer since January 1995. Prior to that, he was
                       Executive Vice President of Hercules since January 1991 and the President of HAC since October 1989, in each case until
                       January 1995. He also served as a director of Hercules from
                       1989 until January 1995. He was a Senior Vice President of
                       Hercules from 1989 to the end of 1990. Before joining
                       Hercules in 1989, for several years he had been President of the Rocketdyne Division of Rockwell International
                       Corporation, a producer of liquid rocket engine systems.

                               BOARD MEETINGS AND
                            COMMITTEES OF THE BOARD

     The Board held nine meetings during fiscal year 1997, and acted on occasion by unanimous written consent. The number of meetings held by the committees of the Board is set forth below. Each director attended 100% of the aggregate number of meetings of the Board and the committees on which the director served.

     The Board has established the following standing committees: Audit, Executive/Finance, Nominating, and Personnel and Compensation. Membership on the Audit, Nominating, and Personnel and Compensation

Committees consists entirely of non-employee directors. The duties and membership of the committees are described below.

     The Audit Committee recommends to the Board the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given such accountants. The Audit Committee also reviews the planned scope of the annual audit and the independent accountants' letter of comments and management's responses thereto; possible violations of the Company's business ethics and conflicts of interest policies; any major accounting changes made or contemplated; and the effectiveness and efficiency of the Company's internal audit staff. The Audit Committee met three times during fiscal year 1997. Current members of the Committee are Messrs. Guss (Chair), Elliott, Kelley and Mazzella.

     The Executive/Finance Committee has all powers and authority of the Board except those powers specifically reserved to the Board by Delaware law, the Company's Certificate of Incorporation or the By-Laws of the Company. In addition, the Executive/Finance Committee reviews and makes recommendations to the Board regarding dividends, financial policies and procedures, and various financial transactions. The Executive/Finance Committee met three times during fiscal year 1997. Current members of the Committee are Messrs. Schwartz (Chair), Elliott, Gossage, Greenblatt and Nir.

     The Nominating Committee identifies and evaluates individuals for potential directorships and makes recommendations accordingly to the Board to fill vacancies or new positions on the Board, as well as recommending to the Board the slate of nominees for election as directors at the annual meeting of stockholders. The Nominating Committee also makes recommendations regarding the size and composition of the Board and its committees, and evaluates the performance of the Board. The Nominating Committee also recommends the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer for election by the Board. The Nominating Committee met three times during fiscal year 1997. Current members of the Committee are Messrs. Elliott (Chair), Gossage, Greenblatt, Jeremiah and Nir.

     The Nominating Committee will consider individuals recommended by stockholders to be nominees for election as directors at the annual meeting of stockholders. Such recommendations should be sent to the Secretary of the Company at least 120 days prior to the annual meeting of stockholders, and must be accompanied by information concerning the individual's qualifications, and the written consent of the individual to be nominated if selected as a nominee by the Board, which has sole discretion in the selection of director nominees, and to serve on the Board if elected. Stockholders may not nominate individuals for election as directors at a meeting of stockholders unless they comply with the requirements of the Company's By-Laws, a copy of the relevant portion of which is available from the Secretary of the Company.

     The Personnel and Compensation Committee approves salary actions pertaining to top management, administers and grants awards under the Company's executive compensation plans, approves executive compensation actions and plans and other benefit programs that are not required by law or regulation to be approved by the Board, sets annual incentive targets, recommends officers (other than the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer) for election by the Board, reviews and assesses the performance and capability of key management, with a view towards assuring adequate and qualified backups, and submits the report on executive compensation included in this Proxy Statement. The Personnel and Compensation Committee met four times during fiscal year 1997, and acted on occasion by unanimous written consent. Current members of the Committee are Messrs. Mazzella (Chair), Guss, Jeremiah and Kelley. The Personnel & Compensation Committee's Section 16 Subcommittee approves certain transactions (including grants and awards, and the acquisition of Common Stock from the Company, and the disposition of Common Stock to the Company) not approved by the Board, if advance approval thereof by the Board or a committee of two or more non-employee directors is required in order to qualify the transaction under the exemption provisions of Rule 16b-3(d) and (e) under the Exchange Act. During fiscal year 1997, the Section 16 Subcommittee acted only by unanimous written consent. Current members of the Section 16 Subcommittee are Messrs. Kelley (Chair) and Guss. A Special Committee of the Board is authorized to make limited stock awards to employees who are not subject to Exchange Act
Section 16. During fiscal year

1997, the Special Committee acted only by unanimous written consent. Mr. Schwartz is currently the sole member of the Special Committee.

                           COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive an annual retainer fee of $20,000, payable in quarterly installments, and meeting fees of $1,000 for each Board meeting attended, and $750 ($1,000 in the case of the Committee chair) for each Board committee meeting attended. Messrs. Greenblatt and Nir have waived and will not accept retainer and meeting fees for their service as non-employee directors of the Company. Mr. Elliott, during the period that he served as non-employee Chairman of the Board, received an additional annual fee of $30,000, payable in monthly installments. Mr. Elliott was granted in connection with the Acquisition and under the Company's 1990 Equity Incentive Plan (referred to below), a stock option to purchase 172,000 shares of Common Stock at an exercise price of $30.00 per share. The option vested to the extent of 57,000 shares on March 15, 1996. In connection with Mr. Elliott's resignation as Chairman of the Board on January 29, 1997, (a) the condition that he continue as Chairman of the Board through March 15, 1997 in order for an additional 58,000 shares to vest on that date was waived, provided that Mr. Elliott continued as a member of the Board through March 15, 1997, which he did, and (b) the remaining 57,000 shares covered by the option were forfeited. The option will expire on January 29, 2000, three years after the end of Mr. Elliott's tenure as Chairman of the Board.

     The Company's Deferred Fee Plan for Non-Employee Directors permits the deferral of all or part of a director's cash fees. Each amount deferred is, at the director's election, either credited in cash to a "cash account," or in Common Stock equivalents ("Units") to a "share account" (based upon the market value of the Common Stock). Cash accounts are credited with interest quarterly at the Company's one-year borrowing rate, and share accounts will be credited with additional Units if dividends are paid on the Common Stock. Deferred amounts are always paid in cash (based upon the market value of the Common Stock in the case of share accounts), either in a lump sum or in up to ten annual installments, at the election of the director, following the director's termination of service on the Board. Currently, the only director participating in this plan is Mr. Kelley, who defers his quarterly retainer fee installment into a share account. During fiscal year 1997, Mr. Kelley deferred one quarterly installment of $5,000 into his share account, which had a balance at the end of fiscal year 1997 of 119.0476 Units, which are payable to Mr. Kelley in cash on the first business day of the year after he ceases to be a director of the Company.

     Non-employee directors are reimbursed for travel and other expenses incurred in the performance of their duties. Non-employee directors are also eligible to be paid a $1,000 per diem (plus expenses) for any day on which the director, in the judgment of the Company's Chief Executive Officer, has committed a significant part of the day (outside of normal Board or Board Committee meetings) to business issues beyond the normal scope of the director's responsibilities as a member of the Board. During fiscal year 1997, no director received any such per diem payments.

     Under the Company's Non-Employee Director Restricted Stock Plan (the "Directors Restricted Stock Plan"), each non-employee director receives automatic periodic awards of Common Stock--600 shares upon first being elected to the Board, and 600 shares upon reelection at each subsequent annual meeting of stockholders. Common Stock issued under the Directors Restricted Stock Plan entitles participating directors to all of the rights of a stockholder, including the right to vote the shares and receive any cash dividends. All such shares are, however, subject to certain restrictions against sale or transfer for a period (the "Restricted Period") starting on the date (the "Award Date") of the restricted stock award (the "Award") and ending on the earlier of :

     - the first to occur of the following: (i) the director retires from the Board in compliance with the Board's retirement policy as then in effect;
      (ii) the director's service on the Board terminates as a result of the director's not being nominated for reelection by the Board, but not as a result of the director's declining to serve again; (iii) the director's service on the Board terminates because the director, although nominated for reelection by the Board, is not reelected by the stockholders; (iv) the director's service on the Board terminates because of (A) the director's resignation at the request of the

      Nominating Committee of the Board, (B) the director's removal by action of the stockholders, or (C) the sale, merger or consolidation of, or a similar extraordinary transaction involving, the Company; (v) the director becomes unable to serve because of disabilities; or (vi) the director dies; or

     - if earlier, the third or any subsequent anniversary of the Award Date with respect to an Award to a director if the director, at least one year prior to such anniversary of the Award Date, gives the Company written notice of election to end the Restricted Period with respect to such Award on such third or subsequent anniversary.

If a director leaves the Board for any other reason prior to the expiration of the Restricted Period, the director forfeits all rights in shares for which the Restricted Period has not expired.

     Shares of restricted stock awarded under a similar predecessor plan are subject to the same restrictions, except that the Restricted Period, if not sooner terminated, expires on the third anniversary of the Award Date, unless the director has, prior to that date, agreed with the Company to extend the restricted period to (a) a specified date at least two years after the date of the agreement, or (b) a date to be designated by the director in the future by notice to the Company at least two years prior to the designated date.

     Each current non-employee director presently holds 1,600 shares of restricted Common Stock awarded under the above plans. Such shares are included in the stock ownership table above as being owned directly by each director, and include 600 shares awarded to each director during fiscal year 1997 upon his reelection to the Board at the 1996 annual meeting of stockholders.

     In May 1996, the Board established a stock ownership guideline for non-employee directors of 3,500 shares to be achieved in five years following election to the Board. The Nominating Committee of the Board is expected to (1) review the stock ownership of each incumbent director annually prior to the Committee's recommendation to the Board of nominees for election as directors at the annual meeting of stockholders, and (2) take into consideration compliance with the stock ownership guideline, including extenuating circumstances in cases of noncompliance, when recommending the nomination for reelection of incumbent directors.

     The Company currently has indemnification agreements with its directors that, among other things, require the Company to indemnify the directors to the fullest extent permitted by law, and to advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements, and cover directors under the Company's directors' and officers' liability insurance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     See "ELECTION AND VOTING ARRANGEMENTS" above, "EXECUTIVE COMPENSATION--COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" below, and Appendix A for information regarding certain relationships and related transactions between the Company and its largest stockholder, and between the Company and entities in which certain directors of the Company have material interests. See also, notes (4) and (6) to the table under "STOCK OWNERSHIP--PRINCIPAL STOCKHOLDERS" above.

                             EXECUTIVE COMPENSATION

     This section provides information regarding the Company's executive compensation program, starting with a Report of the Personnel and Compensation Committee of the Board on Executive Compensation. The Committee's Report is followed by information on compensation committee interlocks and insider participation, a summary compensation table showing annual compensation paid to certain executives during the last three fiscal years, a table showing stock option grants to those executives during the last fiscal year, and a table showing long-term incentive plan awards to those executives during the last fiscal year. These tables are followed by a description of the estimated retirement benefits of those executives, the change of control arrangements and related provisions under various executive compensation plans and agreements, and other agreements with executive officers. This section concludes with a graph comparing the performance of the Company's Common Stock with two stock indexes over the past five years.

        REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE OF THE BOARD
                           ON EXECUTIVE COMPENSATION

     The Personnel and Compensation Committee (the "Committee") of the Board has overall responsibility for compensation actions affecting the Company's executive officers. The Committee's responsibilities include approving base salaries, setting incentive targets, and administering all executive compensation plans, and granting awards to executive officers thereunder, subject to approval by the Board or the Committee's Section 16 Subcommittee where required. (See the discussion of the Committee's duties under the heading "BOARD MEETINGS AND COMMITTEES OF THE BOARD" in this Proxy Statement.) The Committee is comprised entirely of directors who are neither current nor former employees of the Company.

     GENERAL. The goal of the Company's executive compensation program is to encourage and reward individual and Company performance. The program has been designed (1) to link executive compensation and (a) the Company's performance and (b) increasing stockholder value, and (2) to recognize individual and business unit accountability and achievement.

     The components of the program are base salary, annual incentive compensation, and long term incentive compensation. To ensure that the Company can competitively attract and retain qualified executives, consideration is given to the comparable practices of companies participating in two nationally known compensation surveys. The survey data utilized represent both the aerospace and defense industry and other industries, and are regressed to the Company's revenue size so that the comparisons are made to the practices of similarly sized employers.

     The Company establishes target compensation levels at the median level of those survey participants used for comparative purposes. The compensation of individual executives will vary above or below the median market level based upon the executive's overall accountabilities, individual performance and the Company's performance. Individual performance assessment emphasizes objective achievements under a Performance Accountability System which establishes results-based accountabilities for each executive, including performance requirements for threshold, target and outstanding performance ratings. Base salary adjustments and annual incentive payments are directly affected by the executive's level of performance on accountabilities. Each executive's accountabilities are established annually and are uniquely tailored to the executive's job responsibilities. The process for measuring individual performance against these accountabilities is as objective as practical, but may involve subjective assessments. The relative importance of each individual's accountabilities varies, so no weighting can be assigned that is applicable in all cases.

     BASE SALARIES. Base salaries are intended to provide a foundation for attracting and retaining key employees, and vary based upon position, responsibility and individual performance. As a result, the base salary component of executive compensation is the least variable with Company performance. Base salaries of executive officers are reviewed annually during the first quarter of the fiscal year. Base salary increases, if any, are a function of three factors: the comparative compensation practices as determined from the surveys referred to above; individual performance against established accountabilities; and affordability.

     Two of the executive officers (none of whom was the Chief Executive Officer) named in the Summary Compensation Table following this Report (defined below as the "Named Executive Officers") received a base salary increase during fiscal year 1997. The base salary of the Chief Executive Officer is determined pursuant to the terms of an employment agreement described under "OTHER AGREEMENTS WITH EXECUTIVE OFFICERS" in this Proxy Statement.

     ANNUAL INCENTIVE COMPENSATION. All executive officers participate in the Company's Management Compensation Plan, which provides the opportunity for annual cash and stock incentive compensation. The goal of this plan is to motivate executives to a high level of performance by conditioning a significant portion of each executive's annual compensation on individual achievement and Company and business unit performance.

     Each fiscal year the Committee approves the total number of eligible plan participants, the aggregate target incentive fund for all participants, and the individual target incentive amounts for executive officers. Individual target incentive amounts are communicated to all participants at the start of the fiscal year. A target incentive fund is established for each organizational unit within the Company, including the Company's business units, subunits and the corporate staff, which is equal to the sum of the individual target incentive amounts for all of the employees in that organizational unit. An organization weighting structure is used to determine the extent to which each organizational unit's incentive will be affected by overall Company performance and the performance of applicable units and subunits. For example, the corporate staff incentive fund is determined based 100% upon overall Company performance, and each business unit's incentive fund is determined based upon the combination of overall Company performance (at least 20%) and the performance of the applicable business unit and/or subunit (20% to 80%). Each organizational unit's earned incentive fund is calculated separately after fiscal year end and can range from zero to 200% of its target incentive fund, depending upon overall Company, business unit and/or subunit performance, as applicable. If the corporate staff earned incentive fund is zero, each business unit's earned incentive fund is reduced by 50%.

     Earned incentive funds are divided among organizational unit participants based 25% upon their relative individual performance and 75% upon applicable organizational unit performance. The individual performance of executive officers is assessed by the Chief Executive Officer, who makes recommendations to the Committee in connection with its approval of incentive awards to executive officers. The maximum incentive payable to an individual participant is 300% of the individual's target incentive. It is the present intention of the Committee that incentive payments to executive officers be in cash and, to the extent that an incentive payment exceeds an individual's target incentive, Company Common Stock (if at least 100 shares) for the after-tax amount of such excess. The Committee may also determine that more than the above portion of a participant's incentive will be paid in Common Stock, which it did for fiscal year 1997 in the case of Messrs. Schwartz and Bukowick. The Committee believes that including a Common Stock component in the incentive payment to executive officers will further the goal of creating a strong and direct link between the compensation of these key executives and stockholder value. See "Stock Ownership Guidelines" below.

     The incentive compensation opportunity for the Chief Executive Officer is established separately by the terms of the Chief Executive Officer's employment agreement referred to above, and is based upon the Company's performance against the goals established for participants in the Management Compensation Plan, and the Committee's subjective assessment as to the quality and impact of the Chief Executive Officer's leadership and performance against established accountabilities.

     One hundred twenty-nine employees (excluding the Chief Executive Officer) were approved for participation in the Management Compensation Plan for fiscal year 1997. The fiscal year 1997 goals for the Company as a whole were the achievement of net income and cash flow goals, each weighted 50%, and for each business unit were the achievement of EBIT (earnings before interest and taxes) and cash flow goals, each weighted 50%. Earnings, represented by net income and EBIT, was selected as one of the performance goals because the Committee believes that stockholders view earnings as an important measure of performance; earnings are an important factor in assuring that the Company complies with the financial covenants under its loan agreements; earnings are a strong indicator of Company health; and earnings are a historically used measure that is easily communicated to and understood by participants. Cash flow was selected as the other performance goal because of the importance of generating and managing cash to fund the Company's business activities. The net income, EBIT and cash flow goals were based upon the Company's internal operating plan.

     For fiscal year 1997, the Committee, based upon the extent to which the Company as a whole and the relevant business units exceeded their goals, approved incentive payments to Messrs. Meyers, Bukowick, Fruehauf and Willis that were above target.

     The amount of the fiscal year 1997 annual incentive payment to the Chief Executive Officer was determined by the Committee based upon the Company's performance and the Chief Executive Officer's performance against pre-established accountabilities, including the following, without specific weighting: core business performance, including the successful resolution of tank ammunition program technical issues, the successful completion of the first Titan IVB launch, and the achievement of safety performance targets; qualify improvement, including the implementation of major process control initiatives across the Company and the achievement of ISO 9000 registration at seven additional facilities; new business development, including contract awards for the Outrider(TM) unmanned aerial vehicle, the hybrid torpedo and the X-33, attainment of record backlog levels, and establishment of strong market positions on key new target programs, such as ICBM Prime Integration Program, Objective Individual Combat Weapon and Cased Telescoped Weapon System; divestiture of the Company's Marine Systems Group and the follow-up realignment of the Company's business units into a structure designed to capture synergies and position the Company to increase operating efficiencies and generate long term growth.

     LONG-TERM INCENTIVE COMPENSATION. The goal of long term incentive compensation is to encourage long term Company performance, to link stockholder value creation and management compensation, and to encourage executive retention.

     Long-term incentive compensation is provided to executive officers under the Company's 1990 Equity Incentive Plan, principally through a combination of annual grants of market price stock options and periodic performance share grants. The terms of each grant are determined by the Committee at the time the grant is awarded, subject to the provisions of the plan. The Committee believes that stock options are an appropriate means of long-term incentive compensation because they provide value only when the Company's stockholders benefit from stock price appreciation and that performance shares provide an effective incentive to achieve predetermined long-term performance goals and serve as an effective means to encourage retention of key employees.

     The extent to which an executive officer retains stock acquired through annual and long-term incentive compensation awards will be a factor in determining the extent of the officer's participation in future long-term incentive compensation awards. The weight given to this factor is in the sole subjective judgment of the Committee, which gives consideration to the reasons for an executive officer's sale of any such stock. See "Stock Ownership Guidelines" below.

     During fiscal year 1997, stock options were granted to all current executive officers except the Chief Executive Officer and one other executive officer. The terms of these grants are summarized following the table labeled "OPTION/SAR GRANTS IN LAST FISCAL YEAR" in this Proxy Statement. During fiscal year 1997, performance shares were granted to four current executive officers, not including the Chief Executive Officer. The terms of these grants are summarized following the table labeled "LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR" in this Proxy Statement. The target long-term incentive grant amount for each executive officer's award of stock options and, where applicable, performance shares, was based upon a percentage (based upon competitive long term incentive values) of the grant recipient's base salary. The Committee determined the actual size of the grants by adjusting the target number of shares up or down, after consideration of the subjective recommendation of the Chief Executive Officer. The size of these grants was determined without regard to the amount and terms of stock options already held by the grant recipients.

     STOCK OWNERSHIP GUIDELINES. In furtherance of the Committee's desire to align the interests of the Company's executive officers with those of the Company's stockholders, in early 1997 the Committee implemented Common Stock ownership guidelines for its executive officers, to be achieved within three years. The guidelines establish target levels of Common Stock ownership that are a function of each officer's base salary--stock having a market value four times base salary in the case of the Chief Executive Officer; two times base salary in the case of the Executive Vice President, the Chief Financial Officer and all Group Vice Presidents; and one times base salary for all other executive officers. Failure to achieve target ownership will be taken into consideration by the Committee when it considers future long term incentive awards; and achievement of target ownership will eliminate the requirement that the after-tax amount of above target annual incentive compensation be paid in Common Stock.

     LIMIT ON TAX DEDUCTIBILITY. Section 162(m) of the Internal Revenue Code places a cap of $1 million on the amount the Company can deduct for any tax year for compensation to any person who is the Chief Executive Officer or one of the four other highest compensated officers as of the end of such tax year

("Covered Officers"). However, exempt from this deductibility cap are amounts payable pursuant to certain pre-existing agreements, and amounts qualifying as performance based compensation. In order for incentive compensation to qualify as performance based compensation, it must be paid pursuant to pre-established objective performance goals approved by stockholders. The Committee designs stock option grants so that they qualify for the exemption from the deductibility cap. Other long term incentive awards may not qualify for exemption from the deductibility cap, but the Committee will take into account the likelihood of such non-deductibility when determining the amount and recipients of such awards. Annual incentive compensation payable under the Management Compensation Plan does not qualify for exemption from the deductibility cap because it involves the flexibility to make subjective determinations regarding the recipients and amounts of payments, which the Committee believes is sound executive compensation policy and in the best interests of the Company and its stockholders. The Committee will take into account, when making such determinations, the extent to which any such payment may be non-deductible by the Company. The Committee believes that the benefit of being able to evaluate the performance of its Covered Officers on important subjective performance measures outweighs the cost resulting from a portion of a Covered Officer's compensation being nondeductible under the Section 162(m) limitation described above.

     Compensation payments to the Chief Executive Officer during the fiscal year ending March 31, 1998 ("fiscal year 1998"), which will include base salary, the incentive bonus for fiscal year 1997, as reported in the Summary Compensation Table following this report, the value of restricted stock that becomes non-forfeitable, and other items of compensation, will likely exceed $1 million, and be non-deductible to the extent of such excess. No other Covered Officers are currently expected to be paid non-exempt compensation exceeding $1 million during fiscal year 1998.

                      Personnel and Compensation Committee
                           Joseph F. Mazzella, Chair
                                Jonathan G. Guss
                               David E. Jeremiah
                                Gaynor N. Kelley

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Committee is either a current or former employee of the Company. There are no compensation committee interlocks--i.e., no executive officer of the Company serves as a member of the board of directors or compensation committee of another entity that has an executive officer serving on the Board or the Committee.

     The Company during fiscal year 1997 had, and may continue in the future to have, transactions with entities in which certain of its directors have material interests. Information regarding fiscal year 1997 transactions is set forth below.

     Mr. Mazzella is a partner in the law firm of Lane Altman & Owens, which provided legal services to the Company, for which it received fees of $49,469.30, plus reimbursement of expenses. Admiral Jeremiah is a partner and President of Technology Strategies & Alliances Corporation, which provided management consulting services to the Company, for which it received fees of $75,000, plus reimbursement of expenses.

                           SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth, for the periods indicated, summary compensation information for the Company's Chief Executive Officer and four other individuals who were serving as executive officers at the end of fiscal year 1997 (collectively, the "Named Executive Officers").

                                                                                  LONG-TERM
                                        ANNUAL COMPENSATION                  COMPENSATION AWARDS
                                 ----------------------------------   ---------------------------------
                                                          OTHER       RESTRICTED   SECURITIES
                                                          ANNUAL        STOCK      UNDERLYING    LTIP      ALL OTHER
        NAME AND          YEAR    SALARY     BONUS     COMPENSATION     AWARDS      OPTIONS     PAYOUTS   COMPENSATION
   PRINCIPAL POSITION     (1)      ($)       ($)(2)        ($)          ($)(3)        (#)       ($)(4)       ($)(5)
   ------------------     ----    ------     ------    ------------   ----------   ----------   -------   ------------
Richard Schwartz........  FY97   $550,000   $544,500      $8,839             -0-        -0-         -0-     $ 28,843
  Chairman of the Board,  FY96    550,000    630,300       8,995             -0-        -0-         -0-       24,892
  President and Chief     FY95    126,042        -0-         -0-      $1,162,200    215,000         -0-        1,833
  Executive Officer(6)
Peter A. Bukowick.......  FY97   $234,380   $192,500      $  737             -0-      4,000         -0-     $ 13,884
  Executive Vice          FY96    225,000    180,000         231             -0-      8,000         -0-        3,895
  President(7)            FY95      7,450        -0-         -0-             -0-        -0-         -0-          -0-
Scott S. Meyers.........  FY97   $240,000   $173,250      $7,971             -0-        -0-         -0-     $ 24,726
  Vice President and      FY96     20,000     20,000         -0-             -0-     20,000         -0-          -0-
  Chief Financial
  Officer(8)
Hugo Fruehauf...........  FY97   $222,160   $ 95,400      $5,397             -0-      4,000         -0-     $ 22,169
  Group Vice President--  FY96    116,458     84,000         -0-      $  234,375     20,000         -0-      195,047
  Defense Systems(9)
Donald E. Willis........  FY97   $190,008   $ 86,500      $3,501             -0-      3,000         -0-     $ 20,060
  Group Vice President--  FY96    175,168     64,539       2,851             -0-      7,000         -0-       21,292
  Emerging Business;      FY95    145,000     53,141       3,469             -0-     22,862     $14,573        7,680
  Vice President--
  Strategic Planning(10)

---------------
 (1) The three years reported upon in the foregoing table are the fiscal years ended March 31, 1995 ("FY95"), March 31, 1996 ("FY96") and March 31, 1997
     ("FY97").

 (2) The amount of the FY95 incentive bonus for Mr. Willis was determined pursuant to the terms of a Change of Control Agreement with the Company. See "CHANGE OF CONTROL ARRANGEMENTS" below. The FY97 incentive bonuses for the Named Executive Officers were paid in cash and/or Common Stock, based upon the then fair market value of the Common Stock ($43.25), as follows:
     Mr. Schwartz, $272,250 and 6,294 shares; Mr. Bukowick, $-0- and 2,828 shares; Mr. Meyers, $105,000 and 1,002 shares; Mr. Fruehauf, $95,400 and -0- shares; and Mr. Willis, $62,000 and 359 shares. The number of shares of Common Stock paid was determined after tax withholding from the Common Stock component of the incentive bonus, except in the case of Mr. Schwartz, whose Common Stock component represents 50% of his pre-tax incentive bonus, on which the tax withholding was deducted from the cash component of his incentive bonus.

 (3) As of the end of FY97, Mr. Schwartz held 15,000 shares of restricted stock having a value of $631,875. Since the end of FY97, 5,000 shares of restricted Common Stock held by Mr. Schwartz vested, and were released to him. The remaining 10,000 shares of restricted stock held by Mr. Schwartz will vest on January 4, 1998; however, the vesting of 5,000 of such shares is contingent upon the achievement of certain performance goals. As of the end of FY97, Mr. Fruehauf held 4,000 shares of restricted stock having a value of $168,500. These shares will vest in increments of 1,000 shares on each of September 11, 1997, 1998, 1999 and 2000. Restricted Common Stock will vest in the event of a "change of control" of the Company. See "CHANGE OF CONTROL ARRANGEMENTS" below. A holder of restricted Common Stock is entitled to receive any dividends paid on the Common Stock. The Company has not, to date, paid any such dividends. Shares of restricted Common Stock are included in the Stock Ownership table above as being owned directly by the holder.

 (4) The amount in this column represents the fair market value of shares of Common Stock awarded pursuant to long term incentive plan performance share awards granted in FY94 and FY95 that were paid on an accelerated, pro-rata basis as a result of the 1994 Change of Control (defined below under "CHANGE OF CONTROL ARRANGEMENTS--Employment Agreements").

 (5) Includes for FY97: (a) matching Company contributions to accounts of participants in a Company defined contribution 401(k) plan as follows: Mr. Schwartz, $4,500; Mr. Bukowick, $4,647; Mr. Meyers, $4,350; Mr. Fruehauf, $4,076; and Mr. Willis, $4,142; (b) cash payments under the Company's Flexible Perquisite Account Program as follows: Mr. Schwartz, $15,000; Mr. Bukowick, $8,083; Mr. Meyers, $12,000; Mr. Fruehauf, $12,000; and Mr. Willis, $12,000; (c) financial counseling fees paid as follows: Mr. Schwartz, $8,839; Mr. Bukowick, $737; Mr. Meyers, $7,971; Mr. Fruehauf, $5,397; and Mr. Willis, $3,501; and (d) the following dollar value of insurance premiums paid by the Company with respect to term life insurance in the amounts indicated in parenthesis: Mr. Schwartz, $504 ($1,500,000); Mr. Bukowick, $417 ($300,000); Mr. Meyers, $405 $(500,000); Mr. Fruehauf,
     $696 ($300,000); and Mr. Willis, $417 ($300,000). Payments under the program referred to in (b) above represent reimbursements for certain eligible expenditures, such as car payments, club dues, and unreimbursed business expenses. The amounts shown in (b) above are the gross amounts payable under the program, which are subject to tax withholding. The actual net cash payments to the individuals were less than reported above by the amount of the applicable tax withholding. The Company has no agreement with the executive officers named in (d) above that they will receive or be allocated an interest in any cash surrender value under the applicable life insurance policies.

 (6) Mr. Schwartz became Chairman of the Board on January 29, 1997. He served as an employee of the Company for approximately three months of FY95.

 (7) Mr. Bukowick was named Executive Vice President effective April 1, 1997. Prior to that he served as Group Vice President--Aerospace Systems. He served as an employee of the Company for two weeks of FY95.

 (8) Mr. Meyers served as an employee of the Company for one month of FY96.

 (9) Mr. Fruehauf served as an employee of the Company for approximately seven months of FY96.

(10) Mr. Willis was named to the additional position of Vice President-Strategic Planning effective April 1, 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table summarizes for each of the Named Executive Officers information with respect to stock option grants during fiscal year 1997.

                                                                                       POTENTIAL REALIZABLE VALUE
                                                                                       AT ASSUMED ANNUAL RATES OF
                                                                                        STOCK PRICE APPRECIATION
                                              INDIVIDUAL GRANTS                             FOR OPTION TERM
                          ---------------------------------------------------------   ----------------------------
                             NUMBER OF       % OF TOTAL
                            SECURITIES        OPTIONS
                            UNDERLYING       GRANTED TO    EXERCISE OR
                          OPTIONS GRANTED   EMPLOYEES IN   BASE PRICE    EXPIRATION     0%        5%        10%
          NAME                (#)(1)        FISCAL YEAR     ($/SHARE)       DATE      ($)(2)    ($)(2)     ($)(2)
          ----            ---------------   ------------   -----------   ----------   ------    ------     ------
Richard Schwartz........         -0-
Peter A. Bukowick.......       4,000            2.7%         $46.125      5-21-06       -0-    $116,030   $294,045
Scott S. Meyers.........         -0-
Hugo Fruehauf...........       4,000            2.7%          46.125      5-21-06       -0-     116,030    294,045
Donald E. Willis........       3,000            2.0%          46.125      5-21-06       -0-      87,022    220,533

---------------
(1) Each option (a) is a non-qualified stock option for tax purposes; (b) has an exercise price equal to the Common Stock's fair market value on May 21, 1996, the grant date; (c) may be exercised by the delivery of cash and/or shares of Common Stock; (d) becomes exercisable to the extent of one-third of the grant on each of the first three anniversaries of the grant date, and remains exercisable thereafter until the expiration date or earlier expiration upon or following termination of employment; (e) may be exercised following termination of employment to the extent exercisable upon termination as follows: (i) for three years following death prior to termination, (ii) for 180 days following death after termination, (iii) for three years after termination due to layoff, retirement or disability, and
    (iv) for 90 days after termination for any other reason other than for cause; and (f) becomes exercisable in the event of a "change of control" (see "CHANGE OF CONTROL ARRANGEMENTS--Definitions" below).

(2) The numbers in this column represent the potential pre-tax amount that would be realized if the named individual exercised the option on its expiration date, assuming that the Common Stock appreciated over the term of the option at the annual appreciation rate indicated at the head of the column. This amount has not been, and may never be, realized. The actual amount, if any, realized by the named individual upon the sale of the shares issued upon the exercise of the option will depend upon the price at which the shares are sold.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     None of the Named Executive Officers exercised a stock option or SAR during fiscal year 1997.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

     The following table summarizes for each of the Named Executive Officers information with respect to long-term incentive plan awards during fiscal year 1997.

                                                                                     ESTIMATED FUTURE PAYOUTS
                                                                                         UNDER NON-STOCK
                                                                                        PRICE-BASED PLANS
                                     NUMBER OF SHARES,    PERFORMANCE OR OTHER    ------------------------------
                                      UNITS OR OTHER          PERIOD UNTIL        THRESHOLD    TARGET    MAXIMUM
              NAME                     RIGHTS (#)(1)      MATURATION OR PAYOUT     (#)(2)      (#)(2)    (#)(2)
              ----                   -----------------    --------------------    ---------    ------    -------
Richard Schwartz.................            -0-
Peter A. Bukowick................          2,000             4/1/96-3/31/99         1,000      1,500      2,000
Scott S. Meyers..................          2,000             4/1/96-3/31/99         1,000      1,500      2,000
Hugo Fruehauf....................          2,000             4/1/96-3/31/99         1,000      1,500      2,000
Donald E. Willis.................          1,500             4/1/96-3/31/99           900      1,200      1,500

---------------
(1) The numbers in this column represent the number of performance shares awarded to the named individuals during fiscal year 1997. Performance shares are Common Stock denominated units that are paid in shares of Common Stock and/or cash at the discretion of the Board's Personnel and Compensation Committee at the end of the applicable performance period if, and to the extent that predetermined performance objectives are achieved. The performance objectives for the above awards are the achievement of target earnings per share on the Common Stock. No portion of the award is payable for less than threshold performance. A pro-rata portion of the award is payable in the event of a "change of control" during the performance period (see "CHANGE OF CONTROL ARRANGEMENTS" below). Awards are forfeited upon death or termination of employment unless such event occurs at or after the end of the performance period.

(2) For Messrs. Bukowick, Meyers and Fruehauf, the threshold percentage is 50% of the award, the target percentage is 75% of the award, and the maximum percentage is 100% of the award. For Mr. Willis, the threshold percentage is 60% of the award, the target percentage is 80% of the award, and the maximum percentage is 100% of the award

                                RETIREMENT PLAN

     All Named Executive Officers are participants in the Company's Retirement Plan (the "Retirement Plan").

     Prior to April 1, 1992, a participant's accrued benefit under the Retirement Plan was based upon a final average earnings formula identical to that provided under the Honeywell Retirement Benefit Plan as in effect at the time of the spin-off of the Company's initial business operations by Honeywell Inc. ("Honeywell") in September 1990 (the "Spin-off"). Effective April 1, 1992, the Retirement Plan was amended to provide benefits based upon a cash balance account established for each participant. Participants in the Retirement Plan as of March 31, 1992 had an initial balance in their account as of April 1, 1992 equal to the present value of the benefits earned under the final average earnings formula as of that date. Newly hired employees start with an account balance of zero.

     Each participant's cash balance account is credited monthly with a percentage of recognized compensation (generally compensation subject to federal income tax withholding) that increases with length of credited service from 3.5% for newly hired employees to 8.5% for employees with at least 25 years of service. Accounts are credited with an additional percentage of recognized compensation in excess of the Social Security wage base. This additional percentage increases with length of credited service from 3.5% for newly hired employees to 5.5% for employees with at least 10 years of service. Account balances are credited monthly with interest equal to the average one-year U.S. Treasury Bill rate during the 12 months ending September 30 of the prior calendar year. A participant's account balance vests after five years of credited service. At retirement, which may occur at or after age 55, a participant's vested account balance is payable as a monthly annuity or, if retirement occurs at or after age 62, as an optional lump sum payment.

     Participants whose age plus years of credited service equaled 50 as of March 31, 1992, will, upon retirement, have their benefit calculated under the prior final average earnings formula and the new cash balance formula and will receive the higher accrued benefit. The prior final average earnings formula provides a monthly life annuity related to years of credited service, average recognized compensation during the highest consecutive 60 of the last consecutive 120 months of credited service, and the participant's primary Social Security benefit. Participants may retire on or after age 55. Benefits are reduced on an approximately proportionate basis for credited service of less than 30 years. Participants whose age plus years of credited service equal 85 or more may retire on or after age 60 with no reduction in their age 65 benefit, and with a 3/10% reduction in such benefit for each month that retirement precedes age 60.

     Retirement benefits payable from qualified defined benefit plans are limited by the Internal Revenue Code. Amounts payable under the Retirement Plan in excess of such limitations are paid by the Company pursuant to a nonqualified supplemental employee retirement plan ("SERP"). The Company has a similar SERP that provides retirement benefits under the prior final average earnings formula for former Honeywell employees with respect to deferred incentive compensation that was not considered recognized compensation. The Company has established a grantor trust under which the Company has set aside funds to satisfy certain of the obligations of the Corporation under the SERPs. If the funds in the trust are insufficient to pay amounts payable pursuant to the SERPs, the deficiency will be paid by the Company.

     The estimated retirement benefit payable annually as a single life annuity at age 65 to the current Named Executive Officers, assuming an interest rate of 5.25%, and assuming that the individuals remain employed until age 65 at their fiscal year 1996 compensation, including a Management Compensation Plan annual incentive bonus equal to the average annual bonus paid to each individual for the three fiscal years ended March 31, 1997, is as follows: Mr. Schwartz, $49,327; Mr. Bukowick, $271,415; Mr. Meyers, $114,937; Mr. Fruehauf, $22,330;
and Mr. Willis, $114,026.

                         CHANGE OF CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS

     On August 10, 1994, a change of control (as defined below) of the Company occurred when more than 50% of the Board's membership changed as a result of the election of six Gotham III director nominees at the 1994 annual meeting of stockholders (the "1994 Change of Control"). Certain employees of the Company, including Mr. Willis, had change of control employment agreements (the "Change of Control Agreements") that, as a result of the 1994 Change of Control obligated the Company, among other things, to provide certain benefits upon termination of employment and to employ the employees until August 10, 1996 at not less than their annual base salary as of August 10, 1994, together with a minimum incentive payment for fiscal years 1995 and 1996. As a result of the 1994 Change of Control, the benefits provided for in the Change of Control Agreements are not available with respect to any future event that might constitute a change of control.

     Prior to August 10, 1996, certain employees with Change of Control Agreements, including Mr. Willis, entered into replacement employment agreements (the "Employment Agreements") that cancelled their right under the Change of Control Agreements to voluntarily terminate employment under certain circumstances and receive termination benefits. In exchange, the Employment Agreements provided, in the case of executive officers, for (a) a one year extension of their employment period to August 10, 1997, (b) an increase in annual base salary which, for fiscal year 1996, was contingent upon Company performance, which was achieved, (c) an increase in individual target incentive amount, (d) a stock option grant, (e) termination benefits, which expired and have not been available since August 10, 1996, identical to those under the Change of Control Agreements, and (f) salary continuation through August 10, 1997 in the event of termination of employment without cause (as defined below) during the last year of the extended employment period. These

Employment Agreements permitted the Company to implement management organization changes without concern as to whether the changes would entitle the individuals involved to claim termination benefits under the Change of Control Agreements. This also enabled the Company to obtain long term employment commitments from key executives who intended to remain part of the Company's management team, and eliminated the uncertainty and risk that such executives would voluntarily leave the Company and receive Change of Control Agreement benefits.

INCOME SECURITY PLAN

     In March 1997, the Board adopted the Alliant Techsystems Inc. Income Security Plan (the "Income Security Plan"), which is intended to secure the continued services, dedication and objectivity of management personnel in the event of a potential change of control (as defined below), so that they are not hindered or distracted by the resulting personal uncertainties and risks. Participants in the Income Security Plan include all executive officers. The Income Security Plan provides that, in the event of a Qualifying Termination (as defined below) of a participant's employment, the participant will receive (a) monthly payments of the participant's annual base salary and target annual incentive from the date of termination through the later of the first anniversary of the date of termination or the second anniversary (or, in the case of the Chief Executive Officer, the third anniversary) of the change of control, subject to reduction by the amount of any compensation received from another employer; (b) welfare benefits during the compensation continuation period, subject to reduction to reflect welfare benefits received from another employer; (c) continuation of any applicable executive life insurance benefits during the compensation continuation period; (d) reasonable legal fees and expenses incurred to receive benefits if a court determines that the Company's denial of such benefits was knowingly wrongful; (e) reimbursement for outplacement expenses up to 15% of the participant's annual base salary; and (f) a gross-up payment necessary to cover any excise taxes payable on benefits received. In addition, it is a condition to participation in the Income Security Plan that participants agree that their future stock awards under the Company's 1990 Equity Incentive Plan, referred to below, not be subject to the change of control provisions of that plan, but that, upon a Qualifying Termination, unvested stock awards will vest or become exercisable until the earlier of their normal expiration or the expiration of three years from the date of termination. Receipt of benefits is contingent upon the participant not competing with the Company during the one year following the date of termination.

     The Company estimates, based solely upon readily quantifiable information, that, if a change of control were to occur, and the employment of any of Messrs. Schwartz, Meyers, Bukowick, Fruehauf or Willis were terminated on the date of the change of control, they would receive, subject to reduction as noted above, aggregate compensation continuation payments of the following amounts over a two year (or, in the case of Mr. Schwartz, three year) period: Mr. Schwartz, $2,640,000; Mr. Bukowick, $900,000; Mr. Meyers, $720,000; Mr. Fruehauf,
$644,000; and Mr. Willis, $536,000; and if their employment were terminated more than one year (or, in the case of Mr. Schwartz, two years), but less than two years (or, in the case of Mr. Schwartz, three years), after the date of the change of control, they would receive aggregate compensation continuation payments equal to one half (or, in the case of Mr. Schwartz, one third) of the above amounts. Because the Income Security Plan provides for some benefits that cannot be presently quantified (such as welfare benefits), amounts that would actually be payable would be larger than the amounts specified in the preceding sentence. The above estimates do not include any additional amounts payable in respect of the excise taxes referred to above, which amounts, if applicable, may be significant.

     Participants' rights under the Income Security Plan are not exclusive, and they are entitled to termination benefits under any other applicable arrangement, so long as they do not receive the same type of payment or welfare benefit under more than one of the Income Security Plan or such other applicable arrangement. See "OTHER AGREEMENTS WITH EXECUTIVE OFFICERS" below.

     The Company has established a grantor trust under which the Company will set aside funds to satisfy the obligations of the Corporation under the Income Security Plan in the event of a change of control, or earlier at the discretion of the Board.

EXECUTIVE COMPENSATION PLAN PROVISIONS

     The Management Compensation Plan, pursuant to which annual incentive compensation is paid to executive officers (see "REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION" above), provides that, in the event of a change of control during a performance period, participants are entitled to receive a pro-rata incentive award, based upon the elapsed portion of the performance period, assuming Company performance that would result in payment of the target incentive fund.

     Under the terms of the Company's 1990 Equity Incentive Plan (the "Equity Incentive Plan"), upon a change of control, all stock options, whether or not vested, become exercisable, all shares of restricted Common Stock become fully vested, and a pro-rata portion of performance share awards becomes payable. In addition, LSARs granted in tandem with stock options become exercisable for a period of 90 days following a change of control, except for those granted during the six months immediately preceding the change of control. Upon exercise of an LSAR, a holder may surrender the underlying option and receive for each share subject to the option cash equal to the excess of the "change of control value" of a share of Common Stock over the option's exercise price. The "change of control value" of a share of Common Stock is equal to the highest fair market value of a share of Common Stock during the period beginning on the 180th day before the change of control and ending on the day preceding the exercise of an LSAR or, if greater, the highest price per share of Common Stock paid in connection with the change of control. The Equity Incentive Plan provides that all stock options shall be granted in tandem with LSARs unless otherwise provided in the applicable grant. None of the stock options currently outstanding has tandem LSARs.

     Non-vested benefits under the Company's Retirement Plan and 401(k) plans become fully vested immediately upon a change of control.

DEFINITIONS

     For purposes of the Change of Control Agreements and the other executive compensation plans referred to above, "change of control" means, subject to certain exceptions: an acquisition by any person of beneficial ownership of 20% (35% in the case of grants under the Equity Incentive Plan on or after May 25, 1994) or more of either the Common Stock or the combined voting power of the then outstanding voting securities of the Company; certain changes of more than 50% in the membership of the Board; stockholder approval of (a) a merger, reorganization or consolidation which results in the ownership by the Company's stockholders of 60% (50% in the case of grants under the Equity Incentive Plan on or after May 25, 1994) or less of both the then outstanding common stock, and the combined voting power of the then outstanding voting securities, of the surviving corporation after the transaction, (b) a dissolution or liquidation of the Company, or (c) a disposition of all or substantially all of its assets. The Change of Control Agreements further provide, however, that no person shall be deemed to own beneficially any securities acquired directly from the Company pursuant to a written agreement with the Company unless such person subsequently becomes the beneficial owner of additional voting securities of the Company other than pursuant to a written agreement with the Company. The other plans referred to above contain an exception which provides that no person shall be deemed to own beneficially any securities acquired directly from the Company pursuant to a written agreement with the Company.

     For purposes of the Employment Agreements, "cause" means, subject to certain exceptions, habitual neglect of duty or conviction of a felony or certain other crimes.

     For purposes of the Income Security Plan: "change of control" means (a) the acquisition of more than 50% of the Company's outstanding voting securities, (b) a reorganization, merger or consolidation of the Company, or the sale of the Company's assets, that results in the Company's stockholders owning 50% or less of the shares of the surviving company, or (c) any other circumstances that the Board determines to be a change of control; "cause" means (a) conviction of a felony, or, in certain circumstances, being charged with a felony, or (b) a determination by the Board that a participant has defrauded the Company or, in certain circumstances, committed a material breach of the participant's duties and responsibilities as an officer or employee of the Company; "Qualifying Termination" means (a) termination of employment within two years after a change of control (i) by the Company for any reason other than cause or on account of disability, or

(ii) by the employee upon (A) any reduction in base salary, incentive bonus target, or the employee's level of welfare benefits, and/or (B) change of the employee's work location by 75 or more miles, without the employee's consent, or
(b) termination of employment within one year of a Change Event (as defined below) if (i) at the request of a third party to negotiations or an agreement with regard to a subsequent change of control, or (ii) otherwise in connection with, or in anticipation of, such change of control; and "Change Event" means
(a) certain acquisitions of more than 15% of the Company's voting securities,
(b) announcement of a third party's intent to acquire the Company through a tender offer, exchange offer or other unsolicited proposal, or (c) certain changes in the majority of the Board.

                    OTHER AGREEMENTS WITH EXECUTIVE OFFICERS

     The initial stock option and restricted Common Stock awards under the Equity Incentive Plan were conditioned upon the employee's agreeing to enter into an "Employment Restrictions Agreement" that obligates the employee not to divulge confidential and proprietary business information to third parties, and not to work for a competitor or solicit other employees to leave the Company for a period of two years following the employee's termination of employment with the Company. Mr. Willis is a party to such an agreement.

     The Company currently has indemnification agreements with its executive officers providing indemnification (identical to that described above under "ELECTION OF DIRECTORS--COMPENSATION OF DIRECTORS") relating to their service as officers of the Company.

     On October 27, 1994, the Company entered into a letter agreement with Mr. Schwartz generally setting forth the terms under which Mr. Schwartz would be employed as President and Chief Executive Officer of the Company. Mr. Schwartz joined the Company in such capacity on January 9, 1995. The letter agreement provides for a three-year term of employment and that Mr. Schwartz will serve as a director of the Company during that time. Mr. Schwartz will be paid a base salary of $550,000 per year and bonuses of up to 120% of base salary per year, contingent upon satisfaction of performance criteria established by the Personnel and Compensation Committee prior to the start of each year. The letter agreement also provided for the issuance of the restricted Common Stock award described in the SUMMARY COMPENSATION TABLE above, and a stock option award covering 215,000 shares at an exercise price of $30.00 per share. The option (a) became exercisable to the extent of 70,000 shares on March 15, 1996, and 75,000 shares on March 15, 1997 and becomes exercisable to the extent of 70,000 shares on March 15, 1998; and (b) may be exercised for three years following any termination of employment, other than for cause. Mr. Schwartz will be provided with a supplemental benefit under a SERP which, at the end of the three-year term of employment, will have a then present value of at least $300,000. Mr. Schwartz will also be provided vacation and fringe benefits no less favorable to him than the most favorable benefits provided to any other executive, life insurance with a death benefit of $1,500,000 and certain change of control benefits generally comparable to those of other executive officers. In addition, Mr. Schwartz's employment agreement will provide that, in the event that Mr. Schwartz is terminated without cause or he resigns in certain circumstances following a change of control and upon three-months' notice, the Company shall continue to pay him his base salary and a bonus equal to 60% of his base salary until January 9, 1998.

     The Company's employment arrangement with Mr. Fruehauf provides for a minimum base salary of $215,000 per year, a minimum target annual incentive percentage of 40%, Flexible Perquisite Account Program reimbursement up to $12,000 per year, financial counseling reimbursement up to $6,000 per year, and term life insurance in the amount of $300,000. In the event of a termination of Mr. Fruehauf's employment by mutual consent, he would be entitled to a separation payment equal to one year's base salary plus his target incentive if such termination occurred during the first three years of his employment, which began September 11, 1995, and six months' base salary plus 50% of his target incentive if such termination occurred during the fourth or fifth years of his employment. The Company's employment arrangement with Mr. Meyers provides for a minimum base salary of $240,000 per year, a minimum target annual incentive of $105,000, Flexible Perquisite Account Program reimbursement up to $12,000 per year, financial counseling reimbursement up to $6,500 per year, and term life insurance in the amount of $500,000. In the event of a termination of Mr. Meyers' employment by mutual agreement during the first two years of his employment, which began March 1, 1996, he would be entitled to a separation payment equal to one year's base salary.

                               PERFORMANCE GRAPH

     The following graph compares, for the five fiscal years ended March 31, 1997, the cumulative total return for the Common Stock with the comparable cumulative total return of two indexes--the Standard & Poor's 500 Stock Index, a broad equity market index, and the Dow Jones Aerospace & Defense Stock Index, a published industry index. The graph assumes that, on April 1, 1992, $100 was invested in the Common Stock (at the closing price on the previous trading day) and in each of the indexes. The comparison assumes that all dividends, if any, were reinvested. The graph indicates the dollar value of each hypothetical $100 investment as of March 31 in each of the years 1993, 1994, 1995, 1996, and 1997.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

        MEASUREMENT PERIOD           COMPANY COMMON    STANDARD & POOR'S      DOW JONES
      (FISCAL YEAR COVERED)               STOCK            500 INDEX         AEROSPACE &
                                                                            DEFENSE INDEX
3/31/92                                           100                100                100
3/31/93                                           108                115                113
3/31/94                                           108                117                147
3/31/95                                           171                135                184
3/31/96                                           217                178                297
3/31/97                                           189                214                345

                                 PROPOSAL NO. 2

                                RATIFICATION OF
                      SELECTION OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by the stockholders, the Board, upon its Audit Committee's recommendation, has selected Deloitte & Touche as independent accountants to audit the consolidated books and accounts of the Company for the fiscal year ending March 31, 1998. Deloitte & Touche were the independent accountants for the Company's business when it was part of Honeywell prior to the Spin-off, and have been independent accountants for the Company since the Spin-off. A representative of Deloitte & Touche will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

     THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE AS INDEPENDENT ACCOUNTANTS (PROPOSAL NO. 2).

                                 PROPOSAL NO. 3

                                  APPROVAL OF
           ALLIANT TECHSYSTEMS INC. 1997 EMPLOYEE STOCK PURCHASE PLAN

                                  INTRODUCTION

     On March 18, 1997, the Board adopted the Alliant Techsystems Inc. 1997 Employee Stock Purchase Plan (the "Purchase Plan") which, by its terms, requires approval by the Company's stockholders. Assuming such approval, it is expected that the Purchase Plan will become effective October 1, 1997. If the Purchase Plan is not so approved, it will not become effective.

     The purpose of the Purchase Plan is to provide Company employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

                    PRINCIPAL FEATURES OF THE PURCHASE PLAN

     The following summary of the principal features of the Purchase Plan is qualified in its entirety by reference to the copy of the Purchase Plan attached as Appendix B to this Proxy Statement.

SHARES OF COMMON STOCK AVAILABLE UNDER PURCHASE PLAN; DURATION OF PURCHASE PLAN

     The aggregate number of shares of Common Stock that may be issued under the Purchase Plan is 360,000. No more than 30,000 shares may be issued in any one calendar quarter ("Purchase Period"). The number of available shares is subject to appropriate adjustment in the event of any stock dividend, stock-split, corporate separations, recapitalizations, combinations, exchanges of shares, reclassification by way of split-up or reduction in the number of shares, and the like. Purchase Plan shares may be acquired by purchase on the open market or in privately negotiated transactions, by direct issuance from the Company (whether authorized but unissued shares or treasury shares), or by any combination thereof.

     The Purchase Plan will continue in effect until terminated by the Board; however, if the maximum of 30,000 shares of Common Stock issuable during a Purchase Period were issued during each Purchase Period, beginning with the Purchase Period ending December 31, 1997, no further shares could be issued under the Purchase Plan after the Purchase Period ending September 30, 2000.

ELIGIBILITY

     All employees of the Company and its subsidiaries are eligible to participate in the Purchase Plan except (a) employees whose customary employment is 20 hours or less per week, and (b) any employee owning five percent or more of the voting securities of the Company or any parent or subsidiary of the Company. As of May 31, 1997, the Company had approximately 6,600 employees who were eligible to participate in the Purchase Plan.

PARTICIPATION

     An eligible employee may elect to participate in the Purchase Plan by filing an enrollment form with the Company ten business days in advance of the Purchase Period to which it relates. The first Purchase Period will be the calendar quarter beginning October 1, 1997. Participating employees may authorize payroll deductions of a specified whole percentage from 1% to 5% (or such larger percentage not to exceed 10% as the Board may approve) of the employee's after tax compensation, as defined in the Purchase Plan, to be used for the purchase of Common Stock under the Purchase Plan. Payroll deductions will begin on the first payday in the Purchase Period and continue until the termination of the Purchase Plan or, if earlier, until the employee withdraws from the Purchase Plan or ceases to be eligible to participate.

     Amounts withheld by way of payroll deduction will be credited to a record keeping account for the benefit of the participant and held by the Company as part of its general assets until the end of the Purchase Period and then applied to the purchase of Common Stock as described below. No interest will be paid or credited to a participant on the amounts withheld and credited to the participant's record keeping account. A participant may withdraw the amount credited to the participant's record keeping account by giving written notice to the Company at least 15 days prior to the end of the Purchase Period, in which case no shares of Common Stock will be purchased with the withdrawn amount, which will be returned to the participant.

PURCHASE TERMS; CUSTODY OF SHARES; STOCKHOLDER RIGHTS

     As of the last day of each Purchase Period, the amounts withheld and credited to a participant's account under the Purchase Plan will be used to purchase shares (including fractional shares) of Common Stock at a per share purchase price equal to 85% of the fair market value, as defined in the Purchase Plan, of a share of Common Stock on the last day of the Purchase Period. If purchases by all participants would exceed the number of shares of Common Stock available for purchase during the Purchase Period, each participant will be allocated a ratable portion of the available shares. Any amount not used to purchase shares of Common Stock will be refunded to participants as soon as practicable in future paychecks.

     Shares of Common Stock acquired by each participant will be held in a general securities brokerage account maintained for the benefit of all participants, with a registered securities broker/dealer selected by the Company. Subject to the restrictions on sale of Common Stock described below, certificates for shares purchased will be issued to a participant upon written request of the participant. Cash representing any fractional shares will be paid in lieu of issuing certificates for such fractional shares.

     A participant shall not be entitled to any of the rights or privileges of a stockholder of the Company as to shares of Common Stock until such shares have been paid for and such shares have been credited to the participant's brokerage account. Any dividends on a participant's shares of Common Stock will be reinvested in additional shares of Common Stock pursuant to any Company-sponsored dividend reinvestment program or, in the absence of such a program, be paid to the participant in cash. Each participant will be entitled to vote all shares held in the participant's brokerage account.

RESTRICTIONS

     Maximum participation. No participant may, during any calendar year, acquire Common Stock with a fair market value (determined as of the beginning of each Purchase Period) of more than $25,000 under the Purchase Plan and any other employee stock purchase plan of the Company or an affiliate qualifying under
Section 423(b) of the Code.

     Withdrawal or sale of shares of Common Stock. Shares of Common Stock acquired under the Purchase Plan may not be withdrawn or sold by the participant until the earlier of (a) 12 months from the date of purchase, (b) the participant's death or termination of employment, (c) termination of the Purchase Plan, or (d) a change of control of the Company. "Change of control" for purposes of the Purchase Plan has the same meaning as applies in the case of the Income Security Plan described above. No certificates will be issued to a participant with respect to shares of Common Stock that are still subject to this restriction on withdrawal and sale.

     Re-enrollment. A participant who withdraws from the Purchase Plan may not re-enroll until the next succeeding Purchase Period.

     Transfer. A participant's rights under the Purchase Plan are exercisable only by the participant during the participant's lifetime. No right or interest of a participant in the Purchase Plan or amounts credited to a participant's record keeping account may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt by a participant to sell, pledge, assign or transfer any such right or interest shall be null and void and without effect.

ADMINISTRATION; AMENDMENT; TERMINATION

     The Purchase Plan will be administered by the Section 16 Subcommittee of the Personnel and Compensation Committee of the Board or such other committee or subcommittee of directors as the Board may designate. The committee administering the Purchase Plan may, subject to the limitations applicable to amendments to the Purchase Plan, change or waive requirements of the Purchase Plan to conform them with law, to meet special circumstances not anticipated or covered by the Purchase Plan, or to carry on successful operation of the Purchase Plan.

     The Board may amend the Purchase Plan in any respect that will not adversely affect the rights of participants with respect to shares previously purchased under the Purchase Plan, but no such amendment shall be made without stockholder approval if the amendment would (a) authorize an increase in the number of shares of Common Stock that may be issued, (b) permit the issuance of Common Stock before payment therefor, (c) increase the maximum percent of payroll deduction above 10% of compensation, (d) increase the price per share at which Common Stock may be purchased, (e) withdraw administration of the Purchase Plan from the designated committee, or (f) change the definition of affiliates eligible to participate in the Purchase Plan.

     The Board may terminate the Purchase Plan (a) when no further shares of Common Stock remain available for issuance under the Purchase Plan, or (b) at any time after 30 days notice has been given to employees eligible to participate in the Purchase Plan. Upon termination of the Purchase Plan, the applicable purchase period shall close, the restriction on withdrawal and sale of shares of Common Stock held for less than 12 months will lapse, certificates for shares of Common Stock held in the brokerage accounts of participants will be issued to them, and any cash not invested in Common Stock will be refunded to participants.

                        FEDERAL INCOME TAX CONSEQUENCES

     Payroll deductions under the Purchase Plan will be made after taxes. Participants will not recognize any additional income as a result of participation in the Purchase Plan until the disposal of shares of Common Stock acquired under the Purchase Plan or the death of the Participant.

     The rights of Participants to purchase shares of Common Stock under the Purchase Plan constitute "options" granted pursuant to an "employee stock purchase plan" under Section 423 of the Code. The option grant date ("Grant Date") is considered to be the first day of the Purchase Period during which the shares are purchased. The option exercise date ("Exercise Date") is considered to be the last day of the Purchase Period during which the shares are purchased.

     If a Participant retains shares of Common Stock until a date at least two years after the Grant Date (or until the Participant's death), upon disposal of the shares (or upon the Participant's death while owning the shares), the Participant will recognize ordinary income equal to the lesser of (a) the excess of the fair market value of the shares on the date of disposition (or death) over the amount paid for the shares, or (b) the excess of the fair market value of the shares on the Grant Date over 85% of the fair market value of the shares on the Grant Date. The balance of any gain will be taxed as capital gain (or, in the case of a Participant's death, will be taken into the value of the Participant's estate). Under the circumstances described in this paragraph, the Company will not be entitled to any tax deduction.

     If, instead, a Participant disposes of shares of Common Stock within two years of the Grant Date, the Participant will recognize ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the Exercise Date over the amount paid for the shares. The balance of any gain will be taxed as capital gain. Under the circumstances described in this paragraph, the amount of ordinary income recognized by the Participant will be deductible by the Company in the tax year of the Company during which the disposition occurs.

     The foregoing summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

                               NEW PLAN BENEFITS

     Inasmuch as participation in the Purchase Plan is voluntary, and benefits will be dependent upon the level of participation by employees who elect to participate, it is not possible to estimate benefits to be realized by executive officers or other employees who may elect to participate in the Purchase Plan.

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE ALLIANT TECHSYSTEMS INC. 1997 EMPLOYEE STOCK PURCHASE PLAN (PROPOSAL NO. 3).

                                 PROPOSAL NO. 4

                              STOCKHOLDER PROPOSAL

     Six stockholders, claiming beneficial ownership of an aggregate of 295 shares of Common Stock, have submitted an identical proposal for consideration by the stockholders at the Annual Meeting. The names and addresses of the proponents of the following proposal and the number of shares of Common Stock owned by each will be furnished, orally or in writing as requested, by the Secretary of the Company promptly upon receipt of any written or oral request therefor.

                       PROPOSAL AND SUPPORTING STATEMENT

     WHEREAS in fiscal year 1995 Alliant Techsystems ranked number 32 among the top 100 Department of Defense contractors with contract awards over $468,000,000 and number 12 in DOD foreign military sales totaling $94,155,000.

     WHEREAS the proponents believe that Alliant Techsystems should establish criteria to guide management in bidding for and implementing military contracts.

     WHEREAS we believe that economic decision making has both a moral and a financial component, and that our company's moral responsibilities include analyzing the effects of its decisions with respect to employees, communities, nations, and the world's people.

     WHEREAS we believe decisions to develop and to produce weapons can have grave consequences to the lives and/or freedoms of people worldwide if the company has not considered its moral and ethical responsibilities.

     RESOLVED the shareholders request the Board of Directors to establish a committee to research and to develop criteria for bidding, acceptance and implementation of military contracts and to report the results of its study to shareholders prior to the 1998 annual meeting. Proprietary information may be omitted and cost limited to a reasonable amount.

                              Supporting Statement

     We believe that the production, sale or use of certain weapons is immoral. As early as 1907, the Hague Contention (Treaty) Regulations provided that "The right of belligerents to adopt means of injuring the enemy is not unlimited" (Article 22) and that it is "especially forbidden", among other things, "to employ arms, projectiles or material calculated to cause unnecessary suffering" (Article 23). Consequently, the civilized world has, by treaty, banned poison gas and, more recently, biological and chemical weapons. We believe other weapons, such as nuclear weapons and landmines, are equally unacceptable because of their ability to cause widespread, indiscriminate death or death to non-combatants. We therefore believe that arms manufacturers should establish their own criteria to screen the contracts which they will accept. This proposal does not dictate what those criteria should be, but merely asks Alliant to establish some criteria.

     We believe all human beings are called to seek justice and peace. An ethic of care for the earth must include respect for humanity and for creation. We believe corporate social responsibility in a successful free enterprise society demands ethical reflection and action upon activities that are socially and economically useful as well as financially profitable. Therefore, we recommend Board study include these topics:

     - A review of the company's basic canons of ethical business practice and long-term environmental impact

     - Lobbying and marketing activities, both in the United States and abroad, including costs

     - Arms sales to governments that repress their citizens and the connection between arms sales and geographical or political instability

     - Transfers of technology, including offset agreements, licensing, and co-production agreements with foreign governments

     - Sales of weapons and dual parts, technology, and components to foreign governments, other companies and individuals

     - Contracts for anti-personnel landmines, including self-destruct landmines.

     The criteria proposed by the committee should include guidelines for company management and employees regarding these subjects.

           BOARD STATEMENT IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

     The Company's business includes the development and production of products under contracts with the U.S. Department of Defense ("DoD"). These products are deemed appropriate and necessary for the defense and national security of the United States by the DoD and the U.S. Congress that authorizes the funds for the acquisition of these products. Products sold to allies of the United States are approved by the U.S. government by virtue of the fact that their sale is pursuant to export licenses granted by the U.S. government.

     The Board believes that the Company's responsibility is to help the DoD achieve its national security strategy. While reasonable people may disagree as to the appropriateness of some of the products deemed necessary by the DoD to defend and provide for the national security of the United States, the Board believes that the Company's proxy statement and the Annual Meeting are not proper forums for this debate. Views on this issue are better addressed to the U.S. government and elected representatives who are ultimately responsible for determining national defense and security policy and authorizing the funding for product acquisition.

     Specifically, the Board believes that the efforts of the proposed Board committee with the detailed charter set forth in the above proposal and supporting statement would duplicate the conscientious efforts of the nation's political and military leaders who are charged with the responsibility for determining the products deemed necessary for the defense and national security of the United States and who, during the discharge of their responsibilities, should, in the Board's opinion, be accountable for considering the types of ethical and moral issues of concern to the proponents.

     THE BOARD RECOMMENDS A VOTE AGAINST THE ABOVE STOCKHOLDER PROPOSAL (PROPOSAL NO. 4).

                             ADDITIONAL INFORMATION

                             STOCKHOLDER PROPOSALS

     Any proposals from stockholders intended to be presented at the 1998 annual meeting must be received by the Company no later than March 5, 1998, to be eligible for inclusion in the proxy statement for the 1998 annual meeting.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange, and to provide to the Company copies of, initial reports of Common Stock (and related derivative security) ownership on Form 3 and periodic reports of changes of Common Stock (and related derivative security) ownership on Forms 4 and 5. Based solely upon a review of the copies of such reports furnished to the Company, or written representations that certain reports were not required, the Company believes that all such reports required to be filed during fiscal year 1997 were filed in compliance with Section 16(a), except that Mr. Kelley filed a Form 4 on April 3, 1997, to report the acquisition of 500 shares of Common Stock on February 14, 1997.

                           ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL YEAR 1997 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST TO: INVESTOR RELATIONS, MN11-2015, ALLIANT TECHSYSTEMS INC., 600 SECOND STREET N.E., HOPKINS, MN 55343-8384.

                                          By Order of the Board of Directors,

                                          CHARLES H. GAUCK
                                          Charles H. Gauck, Secretary
July 3, 1997

                                   APPENDIX A

ACQUISITION-RELATED AGREEMENTS WITH HERCULES

     Set forth below is a summary of the principal terms of certain agreements entered into between the Company and Hercules in connection with the Acquisition.

     PURCHASE AGREEMENT. The Company entered into the Purchase Agreement with Hercules on October 28, 1994, for the acquisition by the Company of HAC, the assets of which consisted primarily of: (i) the business and related activities of Hercules' Space and Strategic Propulsion, Tactical Missiles, Composite Structures and Ordnance business units, (ii) all of the outstanding capital stock of Global Environmental Solutions, Inc. and Hercules Defense Electronics Systems, Inc., two wholly-owned subsidiaries of Hercules, and (iii) Hercules' 25% interest in Technologie d'Avanguardia e Materiali Avanzati, S.p.A. (the "TAEMA Interest"). In consideration for HAC, the Company paid Hercules approximately $408.0 million consisting of: (i) the Cash Portion of the Purchase Price (described below) and (ii) the issuance to Hercules of 3,862,069 shares of Common Stock valued (for purposes of the Purchase Agreement) at $29 per share for an aggregate value of $112.0 million. The Cash Portion of the Purchase Price was based on the $342.0 million Adjusted Net Book Value (as defined in the Purchase Agreement) of HAC as of the closing date (i) less $46.0 million. The Cash Portion of the Purchase Price was $296.0 million (of which $14.1 million was paid to Hercules by the Company in July 1994), less approximately $0.6 million of accrued interest on such amounts previously paid. At the closing of the Acquisition, the Company and Hercules entered into an amendment to the Purchase Agreement which provides for, among other things, the exclusion of the TAEMA Interest and a $2.7 million downward adjustment to the Cash Portion of the Purchase Price.

     The liabilities of HAC assumed by the Company (collectively, the "Assumed Liabilities") include liabilities and obligations incurred in the ordinary course of HAC's business, subject to limited exceptions (principally, the liabilities which have been excluded from the Acquisition by mutual agreement of the parties). HAC and the Assumed Liabilities do not include, among other things, the following: (i) any items in Hercules' Composite Materials or Aqualon units; (ii) real property (including land, buildings and permanent fixtures) at HAC's plant in Kenvil, New Jersey (the "Kenvil Facility"); (iii) real property (including land, buildings and permanent fixtures) at HAC's plant in Clearwater, Florida (the "Clearwater Facility"); (iv) liabilities relating to Hercules' pension plans except those liabilities associated with those employees and former employees who accepted the Company's offer of employment; (v) the excluded items identified in an agreement between the parties regarding certain assets being acquired by the Company at the Bacchus Works Facility in Magna, Utah; (vi) certain assets at Hercules' headquarters offices; and (vii) certain litigation relating to HAC.

     The Purchase Agreement contains customary representations, warranties and covenants. The Company and Hercules have also indemnified one another for certain breaches of representations or covenants. Subject to limited exceptions, no claims under the indemnity may be asserted against the Company or Hercules against the other party unless such claims exceed $1.5 million in the aggregate, in which event the indemnitor shall only be obligated to indemnify for the amount of such claims in excess of $1.0 million.

     In addition, pursuant to the terms of the Purchase Agreement, the Company has agreed to indemnify and reimburse Hercules for a portion of the claims (collectively, the "Litigation Claims") arising out of, relating to, or incurred in connection with certain qui tam or "whistle-blower" actions (collectively, the "Hercules Actions") to which Hercules is a party. The Company's liability to Hercules for the Litigation Claims (other than with respect to Litigation Claims consisting of external attorney's and investigative fees and related costs and expenses (collectively, the "Legal Costs")) will be a maximum of $3.6 million. The Company also has agreed to pay 40% of all Legal Costs incurred from and after the closing date with respect to the Hercules Actions. During fiscal year 1997, the Company paid $1,778,288 of such Legal Costs. The Company and Hercules have also entered into a Joint Defense Agreement with respect to the Hercules Actions.

     The Company and Hercules have also agreed, in connection with a qui tam action filed subsequent to the closing of the Acquisition, to share equally the external attorney's fees and investigative fees and related costs and expenses until such time as a determination is made as to the applicability of the indemnification provisions of the Purchase Agreement. During fiscal year 1997, the Company's share of these fees, costs and expenses was $95,457.

     STOCKHOLDER'S AGREEMENT. As of June 20, 1997, Hercules owned approximately 29.8% of the outstanding shares of Common Stock. (See "The Repurchase" below.) The Stockholder's Agreement, which was entered into between the Company and Hercules at the closing of the Acquisition, and amended in June 1997, establishes certain terms and conditions of Hercules' ongoing relationship with the Company (see "ELECTION OF DIRECTORS--ELECTION AND VOTING ARRANGEMENTS" in this Proxy Statement). The term of the Stockholder's Agreement extends through the fifth anniversary of the closing date of the Acquisition (subject to earlier termination under limited circumstances, including in the event Hercules and its controlled affiliates own, at any time, less than 5% of the voting securities of the Company) (the "Term").

     The Stockholder's Agreement provides that, during the Term, Hercules will:
(i) be required to vote its shares for the election of directors in accordance with the recommendation of the Board, so long as the Board's nominees consist of the individuals meeting the requirements set forth in the Stockholder's Agreement (but otherwise will be entitled to vote its shares as it deems appropriate); and (ii) be subject to a standstill arrangement (which, among other things, will prohibit Hercules and its controlled affiliates from owning greater than 40% of the then outstanding voting securities of the Company and from taking certain other actions involving control of the Company). In addition, any disposition by Hercules or its controlled affiliates of any of their shares of voting securities of the Company is subject to certain rights of first refusal by the Company. Subject to certain restrictions, Hercules is entitled to certain registration rights in respect of the shares of Common Stock acquired by Hercules pursuant to the Purchase Agreement.

     ENVIRONMENTAL AGREEMENTS. Under the Environmental Agreements, Hercules has agreed to indemnify the Company for environmental conditions relating to releases or hazardous waste activities occurring prior to the closing of the Acquisition, fines relating to pre-closing environmental compliance, environmental claims arising out of breaches of Hercules' representations and warranties and certain compliance requirements at the Kenvil Facility. The indemnity obligation is subject to a total deductible of $1.0 million for all claims (including non-environmental claims) that the Company may assert under the Purchase Agreement. In addition, Hercules is not required to indemnify the Company for any individual claims below $50,000, or for amounts reimbursed to the Company by the U.S. Government. Hercules is obligated to indemnify the Company for the lowest cost response of remediation required at the facility. The limitations of Hercules' indemnification obligations do not apply to amounts incurred by Hercules in connection with the performance of remedial actions relating to preacquisition conditions at the Clearwater Facility or in connection with its obligation to comply with certain environmental regulations at the Kenvil Facility. Hercules will be responsible for conducting any remedial activities with respect to the Kenvil Facility and the Clearwater Facility.

     CERTAIN ANCILLARY AGREEMENTS. The Company and Hercules entered into a Human Resources Agreement and a Tax Agreement to address the employment and tax matters, respectively, related to the Acquisition, and a Transition Services Agreement, pursuant to which Hercules provided to the Company, and the Company, through HAC, provided to Hercules, certain services, in each case at cost, that eased the transition of HAC from Hercules to the Company.

     The Company and Hercules also entered into a Smokeless Nitrocellulose Supply Agreement under which Hercules will supply the Company's smokeless nitrocellulose requirements for non-U.S. military products ("Commercial Smokeless NC") at competitive prices. The Company has agreed to treat Hercules as the preferred supplier of smokeless nitrocellulose used in the manufacture of military propellants ("Military Smokeless NC") when the Company cannot or chooses not to supply its needs from internal production. In addition, if the Company's need for Military Smokeless NC exceeds maximum production levels at it's plant in Radford, Virginia, then the Company will give Hercules a right of first refusal to supply all of such excess upon terms to be negotiated. Hercules also granted to the Company a non-exclusive, royalty-free, perpetual license to practice the Hercules Aqualon Unit smokeless nitrocellulose technology. Such license is limited to the manufacture of Military Smokeless NC and, during the term of the Smokeless Nitrocellulose Supply Agreement, the license is limited to certain levels of production, subject to adjustment. In consideration for the economic impact to the Company resulting from the shutdown by Hercules of nitroglycerine manufacturing at the Kenvil Facility, Hercules agreed to pay the Company $4.0 million, payable in three annual installments. The term of the Smokeless Nitrocellulose Supply Agreement is five years from March 15, 1995.

THE REPURCHASE

     On April 13, 1995, the Company announced that it will expend up to a maximum of $50.0 million for the repurchase of shares of Common Stock in the open market (the "Repurchase"). Under the terms of the Stockholder's Agreement, neither Hercules nor Gotham III nor their respective affiliates will participate in the Repurchase. As of June 20, 1997, the Company had expended $49.38 million and acquired 1,262,205 shares of Common Stock in connection with the Repurchase. If the $.62 million remaining for expenditure in connection with the Repurchase had been used to repurchase Common Stock at its closing price on June 20, 1997 ($51.50), the percentage of the outstanding shares of Common Stock owned by Hercules would remain at approximately 29.8%.

                                   APPENDIX B

                            ALLIANT TECHSYSTEMS INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I

                                    PURPOSE

     1.1 PURPOSE. The purpose of the Alliant Techsystems Inc. 1997 Employee Stock Purchase Plan (the "Plan") is to provide Eligible Employees of Alliant Techsystems Inc. (the "Company") and its Affiliates with an opportunity to acquire a proprietary interest in the Company through the purchase of its Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, and shall be interpreted and administered in a manner consistent with such intent.

                                   ARTICLE II

                                  DEFINITIONS

     2.1 DEFINITIONS. For purposes of the Plan, the following terms shall be defined as follows:

     2.1.1 "AFFILIATE" means any corporation (a) that is a "parent corporation" or "subsidiary corporation" of the Company, as defined in Sections 424(e) and 424(f) of the Code or any successor provision, and (b) whose participation in the Plan has been approved by the Committee. The Committee, may from time to time, designate which corporations, any of which must be a "parent corporation" or "subsidiary corporation" as defined in Sections 424(e) and 424(f) of the Code, shall be an Affiliate for purposes of future Purchase Periods.

     2.1.2 "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     2.1.3 "CHANGE OF CONTROL" means:

     (a) the acquisition by any "person" or group of persons (a "Person"), as such terms are used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or a subsidiary or any Company employee benefit plan (including its trustee)) of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing, directly or indirectly, more than fifty percent (50%) of the total number of shares of the Company's then outstanding Voting Securities;

     (b) consummation of a reorganization, merger or consolidation of the Company, or the sale or other disposition of all or substantially all of the Company's assets (a "Business Combination"), in each case, unless, following such Business Combination, the individuals and entities who were the beneficial owners of the total number of shares of the Company's outstanding Voting Securities immediately prior to both (i) such Business Combination, and (ii) any Change Event occurring within twelve (12) months prior to such Business Combination, beneficially own, directly or indirectly, more than fifty percent (50%) of the total number of shares of the outstanding Voting Securities of the resulting corporation, or the acquiring corporation, as the case may be, immediately following such Business Combination (including, without limitation, the outstanding Voting Securities of any corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the total number of shares of the Company's outstanding Voting Securities; or

     (c) any other circumstances (whether or not following a "Change Event") which the Board of Directors determines to be a Change of Control for purposes of this Plan after giving due consideration to the nature of the circumstances then presented and the purposes of this Plan. Any determination made under this subsection 2.1.3(c) shall be irrevocable except by vote of a majority of the members of the Board of Directors who voted in favor of making such determination.

     For purposes of this subsection 2.1.3, a "Change of Control" shall not result from any transaction precipitated by the Company's insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent.

     2.1.4 "CHANGE EVENT" means:

     (a) the acquisition after the date this Plan is adopted by the Board of Directors, by any person (other than the Company or a subsidiary, or any Company employee benefit plan (including its trustee)) of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company directly or indirectly representing fifteen percent (15%) or more of the total number of shares of the Company's then outstanding Voting Securities (excluding the sale or issuance of such securities directly by the Company, or where the acquisition of such securities is made by such Person from five (5) or fewer shareholders in a transaction or transactions approved in advance by the Board of Directors);

     (b) the public announcement by any Person of an intention to acquire the Company through a tender offer, exchange offer, or other unsolicited proposal; or

     (c) the individuals who, as of the date this Plan is adopted by the Board of Directors, are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors, provided, however, that if the nomination for election of any new director was approved by a vote of a majority of the Incumbent Board, such new director shall, for the purposes of this definition, be considered a member of the Incumbent Board.

     2.1.5 "CODE" means the Internal Revenue Code of 1986, as amended, including applicable regulations for the specified section of the Code. Any reference in this Plan to a section of the Code, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

     2.1.6 "COMMITTEE" means the Section 16 Subcommittee of the Personnel and Compensation Committee of the Board of Directors or such other committee or subcommittee of two (2) or more members of the Board of Directors as may be designated by the Board of Directors. Members of the Committee shall not be allowed to participate in the Plan. All members of the Committee shall be "Non-Employee Directors" as such term is defined in Section 16b-3 of the Exchange Act. The Committee shall administer the Plan as set forth in Article XI.

     2.1.7 "COMMON STOCK" means the common stock, par value $.01 per share (or as such par value may be adjusted from time to time), of the Company.

     2.1.8 "COMPANY" means Alliant Techsystems Inc., a Delaware corporation.

     2.1.9 "COMPENSATION" means base pay.

     2.1.10 "ELIGIBLE EMPLOYEE" means all employees of the Company or an Affiliate except: (i) employees whose customary employment is 20 hours or less per week, and (ii) employees who, immediately after a right to purchase is granted, would be deemed for purposes of Section 423(b)(3) and 424(d) of the Code to own securities possessing five percent (5%) or more of the total combined voting power or value of all classes of voting securities of the Company or any other corporation which constitutes a parent or subsidiary of the Company.

     2.1.11 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the regulations thereunder.

     2.1.12 "FAIR MARKET VALUE" of a share of Common Stock as of any date means, if the Company's Common Stock is listed on a national securities exchange or traded in the national market system, the mean between the high and low sale price for such Common Stock on such exchange or market on said date, or, if no sale has been made on such exchange or market on said date, on the last preceding day on which any sale shall have been made. If such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury applicable to plans intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, however, Fair Market Value shall be determined in accordance with such regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Article XII.

     2.1.13 "PARTICIPANT" means an Eligible Employee who has elected to participate in the Plan in the manner set forth in Article IV.

     2.1.14 "PLAN" means this Alliant Techsystems Inc. 1997 Employee Stock Purchase Plan, as amended from time to time.

     2.1.15 "PURCHASE PERIOD" means each calendar quarter, starting on the first business day and ending of the last business day of such calendar quarter. The first Purchase Period shall be the calendar quarter that starts October 1, 1997.

     2.1.16 "RECORDKEEPING ACCOUNT" means the account maintained in the books and records of the Company recording the amount withheld from each Participant through payroll deductions made under the Plan.

     2.1.17 "VOTING SECURITIES" means any share of the capital stock or other securities of the Company that are generally entitled to vote in elections for directors.

                                  ARTICLE III

                               SCOPE OF THE PLAN

     3.1 SCOPE. Shares of Common Stock may be sold to Eligible Employees pursuant to this Plan beginning with the Purchase Period commencing October 1, 1997, as hereinafter provided, but not more than 30,000 shares of Common Stock (subject to adjustment as provided in Article XII) shall be sold to Eligible Employees each Purchase Period and no more than 360,000 shares of Common Stock (subject to adjustment as provided in Article XII) in the aggregate, shall be sold to Eligible Employees, pursuant to this Plan. All sales of Common Stock pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges.

                                   ARTICLE IV

                         ELIGIBILITY AND PARTICIPATION

     4.1 NOTICE. The Company shall give notice to each Eligible Employee of the opportunity to purchase shares of Common Stock pursuant to this Plan and the terms and conditions for such offering. The Company contemplates that for tax purposes, the first day of a Purchase Period will be the date of the offering of such shares.

     4.2 ELIGIBILITY. To be eligible to participate in the Plan for a given Purchase Period, an employee must be an Eligible Employee on the first day of such Purchase Period and will continue to be eligible to participate in the Plan so long as he or she remains an Eligible Employee.

     4.3 ELECTION TO PARTICIPATE. An Eligible Employee may elect to participate in the Plan by filing an enrollment form with the Company at least ten (10) business days before the first day of a Purchase Period. Such election form shall authorize regular payroll deductions from Compensation for each paycheck issued during the Purchase Period, beginning with the first payday in such Purchase Period and continuing until the Eligible Employee withdraws from the Plan or ceases to be an Eligible Employee, as hereinafter provided. An Eligible Employee shall continue to be eligible to participate in the Plan so long as he or she remains an Eligible Employee as defined in Section 2.1.10 throughout the applicable Purchase Period. Any Eligible Employee whose election to participate is not timely made shall be deemed to have elected to participate in the Plan commencing on the first day of the next following Purchase Period.

     4.4 CONTRIBUTION PERCENTAGE. An Eligible Employee may elect to have any whole percent of Compensation withheld which is not less than one percent (1%) and not more than five percent (5%) (or such higher whole percentage, not to exceed ten percent (10%), as the Board of Directors shall, at any time and from time to time, with prior notice to all Eligible Employees, determine).

                                   ARTICLE V

                            TERMS OF STOCK PURCHASE

     5.1 AMOUNT OF STOCK PURCHASE. Subject to the provisions of this Plan, each Eligible Employee shall have the right to purchase, on the last day of the applicable Purchase Period, all but not less than all of that number of shares of Common Stock (including fractional shares) as can be purchased at a price equal to the price determined in accordance with Section 5.3 on such date, with the entire credit balance then present in the Participant's Recordkeeping Account on the last day of such Purchase Period; provided, however, that in accordance with Section 423(b)(8) of the Code, the Fair Market Value (determined on the last day of any Purchase Period) of shares of Common Stock that may be purchased by a Participant during such Purchase Period shall not exceed the excess, if any, of (i) $25,000 over (ii) the Fair Market Value (determined on the first day of the relevant Purchase Period) of shares of Common Stock previously acquired by the Participant during such calendar year. No more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of Common Stock and other stock may be purchased under the Plan and all other "employee stock purchase plans" within the meaning of Section 423(b) of the Code maintained by the Company and any Affiliates by any one Eligible Employee for any calendar year.

     5.2 OVER SUBSCRIPTION. If the purchases by all Participants would cause the aggregate number of shares of Common Stock to be sold under the Plan in any Purchase Period to exceed the number specified in Article III, each Participant shall be allocated a pro rata portion of the maximum number of shares of Common Stock which may be sold in that Purchase Period. Any remaining cash in each Participant's Recordkeeping Account shall be refunded to such Participant as soon as practicable in a future paycheck.

     5.3 SHARE PRICE. The purchase price of each share of Common Stock sold pursuant to this Plan will be 85% of the Fair Market Value of such share on the last day of the Purchase Period; provided, however, that the price shall be rounded to the next higher full cent.

                                   ARTICLE VI

                             RECORDKEEPING ACCOUNT

     6.1 RECORDKEEPING ACCOUNTS. The Company shall maintain a Recordkeeping Account for each Participant. Payroll deductions for each Participant, pursuant to Article IV, will be credited to such Recordkeeping Accounts on each payday.

     6.2 NO INTEREST. No interest will be credited to a Participant's Recordkeeping Account.

     6.3 GENERAL ASSETS. The Recordkeeping Account is established solely for accounting purposes, and all amounts credited to the Recordkeeping Account will remain part of the general assets of the Company.

     6.4 LIMITATION. A participant may not make any separate cash payments into the Recordkeeping Account.

                                  ARTICLE VII

                               RIGHT TO WITHDRAW

     7.1 WITHDRAWAL. By providing written notice to the Company at any time, but at least fifteen (15) calendar days prior to the last day of the Purchase Period, any Participant may withdraw from the Plan. In such event, effective with the next practicable payroll cycle, all payroll deductions shall cease and the entire credit balance in the Participant's Recordkeeping Account will be paid to the Participant in cash, without interest, in such Participant's next paycheck.

     7.2 RESUMPTION. Any Participant who stops payroll deductions pursuant to
Section 7.1 above, may not thereafter resume payroll deductions during the same Purchase Period. In order to resume payroll deductions for a subsequent Purchase Period, a Participant must complete and submit the appropriate form within the time frame specified in Section 4.3.

                                  ARTICLE VIII

                           TERMINATION OF EMPLOYMENT

     8.1 TERMINATION OF EMPLOYMENT. If the employment of a Participant is terminated for any reason, including death, disability, or retirement, the Participant shall be deemed to have withdrawn from the Plan and (i) the twelve
(12) month holding period set forth in Section 9.3 shall immediately expire,
(ii) the entire balance in the Participant's Recordkeeping Account will be refunded as set forth in Section 7.1, and (iii) certificates for the number of whole shares of Common Stock held in the general securities brokerage account for such Participant shall become immediately distributable in accordance with
Section 9.4.

                                   ARTICLE IX

                               PURCHASE OF SHARES

     9.1 PURCHASE. As of the last day of the Purchase Period, the entire credit balance in each Participant's Recordkeeping Account will be used to purchase shares (including fractional shares) of Common Stock (subject to the limitations of Article V) unless the Participant has filed an appropriate form with the Company in accordance with Article VII, in advance of that date. If some or all of such shares are acquired on the open market or in privately negotiated sales, the Company shall provide such additional funds as may be necessary for purchasing shares at the price specified in Section 5.3 (including brokerage fees and expenses).

     9.2 CUSTODY OF SHARES. Shares of Common Stock acquired by each Participant shall be held in a general securities brokerage account maintained for the benefit of all Participants with a registered securities broker/dealer selected by the Company.

     9.3 RESTRICTION ON SALE OF SHARES. Shares of Common Stock acquired under this Plan may not be withdrawn, sold or otherwise transferred by the Participant until the earlier of (i) twelve (12) months from the date of purchase, (ii) the Participant's death, (iii) the Participant's termination of employment or (iv) a Change of Control.

     9.4 CERTIFICATES. Subject to the twelve month holding period of Section 9.3 above, certificates for the number of whole shares of Common Stock, determined as aforesaid, purchased by each Participant shall be issued and delivered to him or her, registered in the form directed by the Participant, only upon the written request of the Participant or his or her authorized representative. Any such request shall be made by filing an appropriate form with the Company. No certificates for fractional shares will be issued. Instead, upon termination of participation from the Plan, Participants will receive a cash distribution representing any fractional shares.

     9.5 DIVIDENDS. Dividends with respect to a Participant's shares held in the general securities brokerage account will be reinvested in additional shares of Common Stock, pursuant to any Company-sponsored dividend reinvestment program. In the absence of such a Company-sponsored dividend reinvestment program, dividends will be paid to the Participant in cash.

     9.6 SECURITIES LAWS. The Company shall not be required to issue or deliver any certificate representing Common Stock prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company shall use its best efforts to accomplish such registration (if and to the extent required) not later than a reasonable time following the Purchases Period, and delivery of certificates may be deferred until such registration is accomplished.

                                   ARTICLE X

                            RIGHTS AS A STOCKHOLDER

     10.1 WHEN ENTITLED. A Participant shall not be entitled to any of the rights or privileges of a stockholder of the Company with respect to shares of Common Stock, including the right to receive any dividends which may be declared by the Company, until (i) he or she actually has paid the purchase price for such shares and (ii) the shares have been credited to the general securities brokerage account for his or her benefit.

     10.2 VOTING. Each Participant will be entitled to vote all shares held for the benefit of such Participant in the general securities brokerage account.

     10.3 NONTRANSFERABLE. A Participant's rights under this Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer the same shall be null and void and without effect. The amounts credited to a Recordkeeping Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

     10.4 REGISTRATION OF CERTIFICATES. Stock certificates to be issued and delivered upon the request of the Participant or his or her authorized representative, as provided in Section 9.4, will be registered in the name of the Participant or jointly, as joint tenants with the right of survivorship, in the name of the Participant and another person, as the Participant or his or her authorized representative may direct on an appropriate form filed with the Company.

                                   ARTICLE XI

                           ADMINISTRATION OF THE PLAN

     11.1 THE COMMITTEE. This Plan shall be administered by the Committee, which is authorized to interpret and construe any provision of the Plan, to establish (including the power to delegate to employees of the Company the authority to establish) deadlines and procedures by which the various administrative forms must be received in order to be effective, and to adopt such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation and application of this Plan, and all such determinations shall be conclusive and binding on all parties.

     11.2 WAIVER OF REQUIREMENTS. In administering the Plan, it may be necessary, from time to time, to change or waive requirements of the Plan to conform with the law, to meet special circumstances not anticipated or covered in the Plan, or to carry on successful operations of the Plan. Therefore, subject to the limitations in Section 13.1, the Company reserves the right, exercisable by the Committee, to change or waive requirements of the Plan for such purposes.

     11.3 ACQUISITION OF SHARES. The shares of Common Stock to be issued and sold to Eligible Employees pursuant to this Plan may be shares acquired by purchase on the open market or in privately negotiated transactions, by direct issuance from the Company (whether newly issued or treasury shares) or by any combination thereof.

                                  ARTICLE XII

                     STOCK DIVIDENDS OR RECLASSIFICATIONS;
                           MERGERS OR CONSOLIDATIONS

     12.1 STOCK DIVIDENDS OR RECLASSIFICATIONS. If the record date for a stock dividend, stock-split or for a reclassification by way of split-up or reduction in the number of shares of Common Stock shall occur during a Purchase Period, appropriate adjustments in the number and class of shares of Common Stock and purchase price shall be made to give effect thereto on an equitable basis. Similarly, in the event of any change in the Common Stock of the Company by reason of the payment of any stock dividend, stock-split, corporate separations, recapitalizations, combinations, exchanges of shares, reclassification by way of split-up or reduction in the number of shares, and the like, the total number and class of shares authorized by Article III to be sold under the Plan shall be adjusted accordingly.

     12.2 MERGER OR CONSOLIDATION. If the Company is merged into or consolidated with one or more corporations during a Purchase Period, appropriate adjustments shall be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

                                  ARTICLE XIII

                           AMENDMENT AND TERMINATION

     13.1 AMENDMENT. The Board of Directors may at any time amend this Plan in any respect which shall not adversely affect the rights of Participants pursuant to shares previously acquired under the Plan, except that no amendment shall be made without prior approval of the stockholders of the Company which would (i) authorize an increase in the number of shares of Common Stock which may be purchased under the Plan, except as provided in Article XII; (ii) permit the issuance of Common Stock before payment therefor, in full; (iii) increase the maximum rate of payroll deductions above ten percent (10%) of Compensation; (iv) increase the price per share at which Common Stock may be purchased; (v) withdraw administration of the Plan from the Committee; or (vi) change the definition of an Affiliate eligible to participate in the Plan.

     13.2 TERMINATION. The Board of Directors may terminate this Plan (i) when no further shares of Common Stock remain available for sale under the Plan, or
(ii) at any time after thirty (30) days notice has been given to Eligible Employees. Upon termination of the Plan, (w) the applicable Purchase Period shall be deemed closed, (x) the twelve (12) month holding period set forth in
Section 9.3 shall immediately expire, and (y) shares of Common Stock will be issued to Participants in accordance with Sections 9.4 and 10.4, and (z) cash, if any, remaining in the Participants' Recordkeeping Accounts shall be refunded to them, as if the Plan were terminated at the end of such Purchase Period.

                                  ARTICLE XIV

                     GOVERNMENTAL REGULATIONS AND LISTINGS

     14.1 APPLICABLE LAWS. All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock covered by this Plan, including, without limitation, there being a current registration statement of the Company under the Securities Act of 1933, as amended, covering the shares of Common Stock purchasable on the last day of the Purchase Period applicable to such shares, and if such a registration statement shall not then be effective, the term of such Purchase Period shall be extended until the first business day after the effective date of such a registration statement, or post-effective amendment thereto. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to a national securities exchange or a national market system, covering the shares of Common Stock covered by the Plan upon official notice of issuance.

                                   ARTICLE XV

                             NOTICES; CONSTRUCTION

     15.1 NOTICES. Notices under the Plan shall be addressed as follows:

          Alliant Techsystems Inc.
          Attn: Vice President, Human Resources
          MN11-2042
          600 Second Street N. E.
          Hopkins, Minnesota 55343-8384

     15.2 QUALIFICATION. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code and, therefore, the Plan shall be construed in a manner consistent therewith. All Participants in the Plan shall have the same rights and privileges consistent with the terms of the Plan.

     15.3 APPLICABLE STATE LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

                                  ARTICLE XVI

                                 MISCELLANEOUS

     16.1 STOCKHOLDER APPROVAL. This Plan shall be subject to and conditioned upon approval of the Plan by the affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy at a duly held meeting of the stockholders of the Company within twelve months of the date the Plan is adopted by the Board of Directors. If not so approved prior to the expiration of such twelve months period, or if the stockholders vote not to approve the Plan, (i) this Plan shall not become effective, (ii) no right to purchase shares of Common Stock arising under the Plan may be exercised in whole or in part, and (iii) as soon as practical following such termination, the entire credit balances in Participant's Recordkeeping Accounts, if any, shall be refunded to them, without interest.

     16.2 NO EMPLOYMENT CONTRACT. This Plan shall not be deemed to constitute a contract of employment between the Company and any Participant. Nor shall it interfere with the right of the Company to terminate any Participant and treat him or her without regard to the effect which such treatment might have upon him or her under the Plan.

     16.3 CONSTRUCTION. Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural as the singular.

     16.4 TAXES. Delivery of shares of Common Stock or of cash pursuant to the Plan shall be subject to any required withholding taxes. A person entitled to receive shares of Common Stock may, as a condition precedent to receiving such shares, be required to pay the Company a cash amount equal to the amount of any required withholding.

                          (Cut off along dotted line)
--------------------------------------------------------------------------------

                            ADMISSION TICKET REQUEST

                            ALLIANT TECHSYSTEMS INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                     2:00 P.M., LOCAL TIME, AUGUST 5, 1997

If you plan to attend the 1997 Annual Meeting, which will be held at the Holiday Inn-Minneapolis West, 9970 Wayzata Boulevard, St. Louis Park (suburban Minneapolis), Minnesota, you may request an admission ticket for yourself and members of your immediate family by completing and returning this form. Admission tickets will be mailed in response to requests received by July 29, 1997. All other admission tickets may be picked up at the Annual Meeting.

Your Name (Please Print):
                         ------------------------------------------------------
Address:
        -----------------------------------------------------------------------
                                       (Street)

        -----------------------------------------------------------------------
                                (City, State, Zip Code)

Additional admission tickets requested for the following immediate family members:

-------------------------------------------------------------------------------
YOU MAY RETURN THIS FORM WITH YOUR PROXY
IN THE ENVELOPE PROVIDED; BUT IT IS
RECOMMENDED (PARTICULARLY IF YOUR SHARES
ARE HELD BY YOUR BROKER IN "STREET NAME")
THAT YOU MAIL IT DIRECTLY TO: ALLIANT TECHSYSTEMS INC.
                              MN11-2214
                              600 SECOND STREET N.E.
                              HOPKINS, MN 55343-8384.


                          ------------------------------------------------------
                                         (Signature of Stockholder)

                                               ALLIANT TECHSYSTEMS LOGO

                                               Alliant Techsystems Inc.
                                               600 Second Street N.E.
                                               Hopkins, MN 55343-8384

Date:    July 3, 1997
Subject: VOTING INSTRUCTIONS TO THE TRUSTEE OF THE ALLIANT
         TECHSYSTEMS INC. 401(k) PLANS (the "Plans")
To:      Participants in the Plans

     As a participant in one of the above Plans, you are entitled to vote shares of Alliant Techsystems Inc. common stock ("Company Stock") allocated to your Plan account(s). In order for you to vote these shares at the 1997 annual meeting of stockholders of Alliant Techsystems Inc. (the "Company"), you must give your voting instructions to Fidelity Management Trust Company, which, as Trustee under the Plans, is (through its nominee) the record owner of the Company Stock held by the Plans.

     Enclosed for your consideration and use in this regard are the following items:

     1. The Notice of Annual Meeting of Stockholders and Proxy Statement for the Company's 1997 annual meeting.

     2. A white proxy (bearing a blue stripe) upon which you are invited to record your confidential voting instructions to the Trustee with respect to your Plan shares of Company Stock. IF YOU DO NOT VOTE YOUR PLAN SHARES (WHICH REQUIRES THAT YOUR PROXY BE RECEIVED BY JULY 29, 1997), YOUR SHARES WILL BE VOTED BY THE TRUSTEE IN THE SAME MANNER AND PROPORTION AS IT VOTES SHARES FOR WHICH IT RECEIVES VOTING INSTRUCTIONS FROM OTHER PARTICIPANTS IN THE PLANS.

     3. A self-addressed, postage-paid envelope for your use in returning the enclosed white proxy to the Company's transfer agent, which is tabulating the voting instructions for the Trustee.

     NOTE: THE ENCLOSED PROXY CANNOT BE VOTED AT THE MEETING, BUT IS VALID ONLY TO INSTRUCT THE TRUSTEE HOW TO VOTE YOUR PLAN SHARES. The enclosed proxy is in addition to any proxy you may receive with respect to other Company Stock you may own.

                                IMPORTANT NOTICE

ADMISSION TO THE MEETING WILL BE BY TICKET ONLY. IN ORDER TO SECURE AN ADMISSION TICKET, PLEASE COMPLETE AND RETURN THE ADMISSION TICKET REQUEST FORM PRINTED ON THE INSIDE BACK COVER OF THE PROXY STATEMENT.

PROXY                                               [ALLIANT TECHSYSTEMS LOGO]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Keith Elliott and Richard Schwartz as proxies, each with the power to act alone and with full power of substitution and revocation, to represent and vote, as specified on the other side of this proxy, all shares of Common Stock of Alliant Techsystems Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m., local time, on Tuesday, August 5, 1997 at the Holiday Inn-Minneapolis West, 9970 Wayzata Boulevard, St. Louis Park (suburban Minneapolis), Minnesota, and all adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE OTHER SIDE. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2
AND 3, AND AGAINST PROPOSAL 4. THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE SUCH SHARES UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF THE
COMPANY.

                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

-------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                          [ALLIANT TECHSYSTEMS LOGO]

                             CORPORATE HEADQUARTERS

                             600 Second Street N.E.
                         Hopkins, Minnesota 55343-8384
                           (telephone: 612-931-6000)



                             STOCKHOLDER INQUIRIES

Stockholder Inquiries concerning transfer of shares, lost certificates or address changes should be directed to the Company's Transfer Agent/Registrar, ChaseMellon Shareholder Services, 450 West 33rd Street, New York, NY 10001-2697 (telephone toll free: 1-800-851-9677).



                               INVESTOR RELATIONS

Inquiries from stockholders, securities analysts, and others in the professional investment community should be directed to Richard N. Jowett, Director of Investor Relations, Alliant Techsystems Inc., 600 Second Street N.E., Hopkins, MN 55343-8384 (telephone: 612-931-6080).

Please mark
your votes as
indicated in      /X/
this example


                                The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.

PROPOSAL 1. ELECTION OF DIRECTORS                                     For all Nominees          AUTHORITY WITHHELD
                                                                      except as noted           as to all Nominees
                                                                            / /                      / /

NOMINEES: Vincent J. Corbo, R. Keith Elliott, Thomas L. Gossage,
Joel M. Greenblatt, Jonathan G. Guss, David E. Jeremiah,
Gaynor N. Kelley, Joseph F. Mazzella, Daniel L. Nir and
Richard Schwartz,

(To withhold authority to vote for any individual nominee, write the nominee's name on the line below)

------------------------------------------------------------------------------------------------------------------------------------
                                                                          FOR               AGAINST            ABSTAIN
PROPOSAL 2. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE                / /                 / /               / /
AS INDEPENDENT ACCOUNTANTS
                                                                          FOR               AGAINST            ABSTAIN
PROPOSAL 3. APPROVAL OF 1997 EMPLOYEE STOCK PURCHASE PLAN                 / /                 / /               / /

The Board of Directors Recommends a Vote AGAINST Proposal 4.

PROPOSAL 4. APPROVAL OF STOCKHOLDER PROPOSAL

 FOR       AGAINST            ABSTAIN
 / /         / /               / /

                                                                     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SIGN, DATE AND
                                                                     MAIL THIS PROXY TODAY.

                                                                     You are encouraged to specify your choice by marking the
                                                                     appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors
                                                                     recommendations.  Your shares cannot be voted unless you sign, date and return this card.

                                                                     Dated:                                                   , 1997
                                                                           ---------------------------------------------------
                                                                     Signature:
                                                                               -----------------------------------------------

                                                                     ---------------------------------------------------------

                                                                     Please sign as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator,
                                                                     trustee or guardian, please give full title as such.  If a corporation, please sign as full corporate name by authorized officer.  If a partnership, please sign in partnership name by authorized person.

------------------------------------------------------------------------------------------------------------------------------------
                                                      -FOLD AND DETACH HERE-




                                ANNUAL MEETING
                                      OF
                                 STOCKHOLDERS
                                      OF
                           ALLIANT TECHSYSTEMS INC.


                            TUESDAY, AUGUST 5, 1997
                                   2:00 p.m.
                         HOLIDAY INN-MINNEAPOLIS WEST
                            9970 WAYZATA BOULEVARD
                           ST. LOUIS PARK, MINNESOTA


                               IMPORTANT NOTICE


ADMISSION TO THE ANNUAL MEETING OF STOCKHOLDERS OF ALLIANT TECHSYSTEMS INC. WILL BE BY TICKET ONLY. IN ORDER TO SECURE AN ADMISSION TICKET, PLEASE COMPLETE AND RETURN THE ADMISSION TICKET REQUEST FORM PRINTED ON THE INSIDE BACK COVER OF THE PROXY STATEMENT.